UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party Other Than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Proxy Statement for

2013 Annual Meeting

of Shareholders

2012 Financial Report1

[1]	The 2012 Financial Report is not included in this filing. The portions of the 2012 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended by our Annual Report on Form 10-K/A (the “2012 Form 10-K/A”) were filed, and the other portions of the 2012 Financial Report were furnished, solely for the information of the SEC on Exhibit 13 to the 2012 Form 10-K/A. The 2012 Financial Report is contained in Appendix A to the Proxy Statement being mailed to our shareholders beginning on or about March 14, 2013. The Letter to Shareholders and Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 14, 2013 are not included in this filing.

VOTING

Shareholders will vote on the following items at the Annual Meeting:

the election of Directors;

the ratification of the selection of our independent registered public accounting firm;

the advisory approval of our executive compensation program; and

shareholder proposals.

Shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

PFIZER’S ANNUAL REVIEW AVAILABLE ONLINE

Since Pfizer is working hard to be a greener company, we no longer print paper copies of the Pfizer Annual Review. If you would like to view the 2012 Annual Review, visit www.pfizer.com/annual.

HOUSEHOLDING

If you and other Pfizer shareholders living in your household do not receive your proxy materials electronically, you may opt to receive only one copy of future proxy statements and financial reports. Please see “What is ‘householding’ and how does it affect me?” under “Annual Meeting Information—Questions and Answers about the Annual Meeting and Voting” for more information on this important shareholder program.

ANNUAL MEETING ATTENDANCE

To be admitted to the Annual Meeting, you must present an admission ticket or proof of ownership of Pfizer stock, as well as a form of government-issued photo identification. If you are a shareholder of record, your admission ticket is attached to your proxy card or the “Notice of Internet Availability of Proxy Materials” referred to below. If your shares are held in the name of a broker, bank or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting. For further details, please see “What do I need to do to attend the Annual Meeting?” under “Annual Meeting Information—Questions and Answers about the Annual Meeting and Voting.”

NOTICE AND ACCESS; ELECTRONIC DELIVERY OF PROXY MATERIALS

We are distributing our proxy materials to certain shareholders via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission. This approach saves natural resources and reduces the cost to print and distribute the proxy materials, while providing a convenient way to access the materials and vote. On March 14, 2013, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Shareholders who are not participating in Notice and Access can still help us reduce costs and conserve resources by opting to receive future proxy materials electronically. Shareholders of record may enroll in the electronic proxy delivery service at any time by going directly to www.computershare-na.com/green. Beneficial owners should contact their broker, bank or other holder of record regarding the availability of this service. We encourage all of our shareholders to consider this option and help us save resources and reduce expenses.

Proxy Statement Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

PFIZER 2012 HIGHLIGHTS

BUSINESS PERFORMANCE

2012 was a milestone year for the patients we serve and for our shareholders. We brought five new therapies to patients for treating kidney cancer, leukemia, rheumatoid arthritis, stroke prevention in atrial fibrillation, and the rare Gaucher disease. We also drove solid revenue growth in many of our key, patent-protected products and achieved double-digit revenue growth in emerging markets. Despite an industry record $7.4 billion operational loss in sales due to patent expirations, we maintained relatively flat adjusted earnings per share* and we returned nearly $15 billion to shareholders through dividends and share repurchases.

At the core of our 2012 performance were the actions we took resulting from the four imperatives we put in place in early 2011:

Improving the Performance of our Innovative Core

Making the Right Capital Allocation Decisions

Earning Greater Respect from Society

Creating a Culture of Ownership

During 2012, we made decisions and took actions that enabled us to allocate our capital in ways that enhanced shareholder value. We continued to make progress in our companywide program to reduce expenses; realized significant value for our shareholders through the sale of our Nutrition business; and started to unlock value from our Animal Health business, now called Zoetis.

We are committed to creating an ownership culture that unleashes the creativity of our colleagues around the world through new tools and companywide training. We are seeing early signs that this ownership culture is taking hold as employees become more entrepreneurial and seize opportunities to make a difference in the business.

In 2013, we will seek to maintain momentum by continuing to demonstrate fiscal discipline in how we use our capital, by delivering on the potential within our pipeline, and by executing our business plans while maintaining the highest standards of compliance and ethics.

*

See the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2012 for the definition of “adjusted income” and for reconciliations of 2012 “adjusted income” and “adjusted diluted earnings per share” to 2012 net income attributable to Pfizer Inc. and diluted earnings per share attributable to Pfizer Inc. common shareholders, respectively. “Adjusted diluted earnings per share,” “adjusted cost of sales,” “adjusted selling, informational and administrative expenses” and “adjusted research and development expenses” are income statement line items prepared on the same basis as, and are components of, the “adjusted income” measure.

FINANCIAL PERFORMANCE

The following table contains key financial data for each of the last three fiscal years, including data as of each year end.

Three-Year Summary Millions (except per common share data)	2012	2011(a)	2010
Revenues	$58,986	$65,259	$65,165
Research and development expenses	$7,870	$9,074	$9,483
Restructuring charges and certain acquisition-related costs	$1,880	$2,930	$3,145
Income from continuing operations	$9,518	$8,395	$8,318
Discontinued operations—net of tax(b)	$5,080	$1,654	$(30)
Net income attributable to Pfizer Inc.	$14,570	$10,009	$8,257
Diluted earnings per common share attributable to Pfizer Inc. shareholders	$1.94	$1.27	$1.02
Weighted-average shares—diluted	7,508	7,870	8,074
Number of common shares outstanding	7,276	7,575	8,012
Working capital	$32,796	$31,908	$35,764
Goodwill & other identifiable intangible assets, net	$90,685	$95,753	$98,335
Total assets	$185,798	$188,002	$195,014
Total debt	$37,460	$38,942	$44,007
Total Pfizer Inc. shareholders’ equity	$81,260	$82,190	$87,813
Shareholders’ equity per common share	$11.17	$10.85	$10.96
Net cash provided by operating activities	$17,054	$20,240	$11,454
Property, plant and equipment additions	$1,327	$1,660	$1,513
Purchases of common stock	$8,228	$9,000	$1,000
Cash dividends paid	$6,534	$6,234	$6,088

(a)	For 2011, includes King Pharmaceuticals Inc. commencing on the acquisition date of January 31, 2011.
(b)

The sale of our Nutrition business closed on November 30, 2012. 2012, 2011 and 2010 reflect the Nutrition business, which was acquired in 2009, as a discontinued operation. All financial information before 2012 reflects Capsugel (the sale of which closed on August 1, 2011) as a discontinued operation.

Detailed information on our financial and operational performance can be found in the 2012 Financial Report.

For additional information about Pfizer, please view our 2012 Financial Report (see Appendix A) and our 2012 Annual Review at www.pfizer.com/annual. Neither our 2012 Financial Report nor our 2012 Annual Review is a part of our proxy solicitation materials.

2013 PROXY STATEMENT	i

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

Good governance remains a critical component of our corporate culture. We place great value on shareholder outreach, which is an essential part of our corporate governance profile. Through engagement, we are able to identify mutual perspectives and goals and implement changes in our governance and related practices.

Corporate Governance Facts

Board and Other Governance Information	2013*
Size of Board	13
Average Age of Directors	65
Number of Independent Directors	12
Diverse Board (as to Gender, Ethnicity, Experience and Skills)	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of Chairman and CEO, including His Interactions with Board	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation/Education Program	Yes
Number of Board Meetings Held in 2012	8
Code of Business Conduct and Ethics for Directors	Yes
Corporate Compliance Program	Yes
Board-Level Regulatory and Compliance Committee	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Approval of Executive Compensation	Yes
Shareholder Ability to Call Special Meetings (20% Threshold)	Yes
Policy Prohibiting Use of Corporate Funds for Direct Independent Expenditures in Federal and State Elections	Yes
Rigorous Process and Expanded Disclosure Related to Corporate Political Expenditures	Yes

*   As of April 25, 2013

EXECUTIVE COMPENSATION PHILOSOPHY, GOALS AND ACTIONS

The objectives of Pfizer’s compensation philosophy, set by the Compensation Committee of the Board, are to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. To achieve these objectives:

●	We position total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization.

●

We align annual short-term incentive awards with annual operating financial objectives based on our performance on total revenue, adjusted diluted earnings per share and cash flow from operations, as well as Business Unit/Function and individual performance.

●	Our long-term incentive awards are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return.

●

We base a significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers, or “NEOs”) on Pfizer’s stock price performance and other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group.

We compensate our executives using the following elements:

Element	Type
Annual Long-Term Incentive Compensation (100% Equity)

Restricted Stock Units
(representing 25% of total annual grant value)
5- and 7-Year Total Shareholder Return Units
(each representing 25% of total annual grant value)

Performance Share Awards
(representing 25% of total annual grant value)

Cash	Salary Annual Short-Term Incentive
Retirement	Pension Plan Supplemental Pension Plan Savings Plan Supplemental Savings Plan
Other	Perquisites

ii	2013 PROXY STATEMENT

PROXY STATEMENT SUMMARY

SHAREHOLDER VOTING MATTERS

SUMMARY OF SHAREHOLDER VOTING MATTERS

Voting Matter	Board Vote Recommendation	See Page Number
		for more information

Item 1—Election of Directors	FOR each nominee	23
Item 2—Ratification of Independent Registered Public Accounting Firm	FOR	31
Item 3—Advisory Approval of Executive Compensation	FOR	34
Shareholder Proposals:
Item 4—Executive Equity Retention	AGAINST	36
Item 5—Action by Written Consent	AGAINST	38

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of these 13 Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 24.

Name	Age	Director Since	Position	Principal Skills	Independent	Committee Memberships*					Other Current Public Boards
						AC	CC	CGC	RCC	STC
Dennis A. Ausiello, M.D.	67	2006	Professor, Harvard Medical School and Chief of Medicine, Massachusetts General Hospital	Academic, Medicine	Yes	M		M	M	C	1
M. Anthony Burns	70	1988	Chairman Emeritus, Ryder System	Business Leadership, Finance	Yes	M		M		M	1
W. Don Cornwell	65	1997	Former Chairman and CEO, Granite Broadcasting	Business Leadership, Finance	Yes	C	M		M	M	2
Frances D. Fergusson, Ph.D.	68	2009	President Emeritus, Vassar College	Academic, Healthcare	Yes		M		C	M	1
William H. Gray, III	71	2000	Chairman of Gray Global Strategies	Government, Leadership Development	Yes			C		M	2
Helen H. Hobbs, M.D.	60	2011	Investigator, Howard Hughes Medical Institute and Professor, University of Texas Southwestern Medical Center	Academic, Science/R&D	Yes			M		M	—
Constance J. Horner	71	1993	Former Assistant to the President of the United States and Director of Presidential Personnel	Leadership Development, Public Policy	Yes			M	M	M	2
James M. Kilts	65	2007	Founding Partner, Centerview Capital	Business, Leadership International	Yes		C			M	3
George A. Lorch	71	2000	Chairman Emeritus, Armstrong Holdings	Business Operations, International	Lead Independent Director						2
Suzanne Nora Johnson	55	2007	Retired Vice Chairman, Goldman Sachs Group	Finance, Business Leadership	Yes	M	M			M	3
Ian C. Read	59	2010	Chairman & CEO, Pfizer	Pharma, Business Leadership	No						1
Stephen W. Sanger	67	2009	Former Chairman & CEO, General Mills	Business Operations, Leadership Development	Yes	M		M		M	1
Marc Tessier-Lavigne, Ph.D.	53	2011	President, Rockefeller University; former EVP and Chief Scientific Officer, Genentech	Science, Business Operations	Yes				M	M	1

*AC	Audit Committee	RCC	Regulatory and Compliance Committee	C	Chair
CC	Compensation Committee	STC	Science and Technology Committee	M	Member
CGC	Corporate Governance Committee

2013 PROXY STATEMENT	iii

Pfizer Inc. 235 East 42nd Street New York, New York 10017-5755

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., Eastern Daylight Time, on Thursday, April 25, 2013
PLACE	Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078
+1 (973) 379-0100
WEBCAST

A live audio webcast of our Annual Meeting will be available on our website, www.pfizer.com, starting at 8:30 a.m., Eastern Daylight Time, on Thursday, April 25, 2013. A replay will be available on our website through the first week of May 2013.

ITEMS OF BUSINESS	● To elect 13 members of the Board of Directors named in the Proxy Statement, each for a term of one year
● To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year
● To conduct an advisory vote to approve our executive compensation
● To consider certain shareholder proposals, if presented at the Meeting; see the Table of Contents for further information.
● To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.
RECORD DATE	You can vote if you were a shareholder of record at the close of business on February 27, 2013.
MATERIALS TO REVIEW

This booklet contains our Notice of 2013 Annual Meeting and Proxy Statement. Our 2012 Financial Report is included as Appendix A to this Notice of Annual Meeting and Proxy Statement and is followed by certain Corporate and Shareholder Information. Neither Appendix A, nor the Corporate and Shareholder Information, nor the accompanying Letter to Shareholders, is a part of our proxy solicitation materials.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under “How do I vote?” under “Annual Meeting Information—Questions and Answers about the Annual Meeting and Voting.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2013: This Notice of Annual Meeting and Proxy Statement and the 2012 Financial Report and Corporate and Shareholder Information are available on our website at www.pfizer.com/annualmeeting.
Except as stated otherwise, information on our website is not a part of this Proxy Statement.

Matthew Lepore
Corporate Secretary
March 14, 2013

2013 PROXY STATEMENT

Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755

Annual Meeting Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2013 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on April 25, 2013, beginning at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel in Short Hills, New Jersey.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. Seating will be limited.

The Hilton Short Hills Hotel is accessible to disabled persons, and upon request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below under the question “What do I need to do to attend the Annual Meeting?” For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

This Notice of Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed starting on or about March 14, 2013.

What do I need to do to attend the Annual Meeting?

Admission to the Annual Meeting is limited to shareholders of record as of the close of business on February 27, 2013 and one immediate family member; one individual designated as a shareholder’s authorized proxy holder; or one representative designated in writing to present a shareholder proposal properly brought before the Meeting. In each case, the individual must have an admission ticket or proof of ownership of Pfizer stock, as well as a valid government-issued photo identification, to be admitted to the Meeting.

Admission Ticket or Proof of Ownership

If you hold your shares in your name as a shareholder of record, you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Meeting, please vote your shares but keep the admission ticket and bring it with you to the Meeting.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Any individual holding an admission ticket that is not issued in his/her name will not be admitted to the Annual Meeting. To request an admission ticket, contact Pfizer Shareholder Services, 235 East 42nd Street, New York, NY 10017-5755.

Proponent of Shareholder Proposal

The proponent of a shareholder proposal included in this Proxy Statement should notify the Company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

Yes, our Annual Meeting will be audio webcast live on April 25, 2013. You are invited to visit www.pfizer.com at 8:30 a.m., Eastern Daylight Time, on April 25, 2013, to access the webcast. Registration for the webcast is required and will be available beginning on April 22, 2013. A replay will be available on our website through the first week of May 2013.

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 27, 2013 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. As of that date, there were 7,185,643,998 shares of the Company’s common stock outstanding and entitled to vote. In addition, shares of the Company’s preferred stock having votes

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ANNUAL MEETING INFORMATION

equivalent to 2,451,160 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare Trust Company, N.A., you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940.

By telephone or on the Internet

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 25, 2013.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to the Secretary of the Company;

●	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

●	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

●	in certificate form;

●	in book-entry form; and

●	in book-entry form in the Computershare Investment Plan.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the Pfizer shares you hold:

●	in a Pfizer and/or Wyeth savings plan; and/or

2	2013 PROXY STATEMENT

ANNUAL MEETING INFORMATION

●	in a Grantor Trust for deferred stock received by certain legacy Wyeth employees in connection with the Wyeth acquisition.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust. To allow sufficient time for voting by the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 23, 2013.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “Notice and Access” (see below) will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2012 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; or by telephone: in the U.S., Puerto Rico and Canada, + 1 (800) 733-9393, and outside the U.S., Puerto Rico and Canada, + 1 (781) 575-4591).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, please contact Computershare as indicated above and a separate copy will be sent to you promptly. If you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On March 14, 2013, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials and the 2012 Financial Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2012 Financial Report are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/green and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

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ANNUAL MEETING INFORMATION

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Shareholder Proposals	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.

Election of Directors; Majority Vote Policy

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast

“against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles (see Annex 1 to this Proxy Statement).

Ratification of KPMG

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

Advisory Approval of Executive Compensation

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Shareholder Proposals

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposal.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

●	FOR the election of each of the Director nominees named in this Proxy Statement;

●	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year;

●	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

●	AGAINST each shareholder proposal.

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ANNUAL MEETING INFORMATION

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement (see “Other Business”).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you.

Who will pay for the cost of this proxy solicitation?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow a fee of $35,000, plus reasonable expenses, for these services.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

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Governance of the Company

OVERVIEW

The following sections provide an overview of Pfizer’s corporate governance structure and processes, including the independence and other criteria we use in selecting Director nominees; our Board leadership structure; and certain responsibilities and activities of the Board of Directors and its Committees. We also discuss how shareholders and other stakeholders can communicate with our Directors.

Our governance structure and processes are based upon a number of key governance documents, including our Corporate Governance Principles. The Principles, which are included as Annex 1 to this Proxy Statement, govern the operation of the Board of Directors and its Committees and guide the Board and our Executive Leadership Team in the execution of their responsibilities. The Principles are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders and otherwise as circumstances warrant.

Our Corporate Governance Principles and the following Board policies and other materials relating to corporate governance at Pfizer are published on our website at www.pfizer.com/about/corporate_governance/corporate_governance.jsp:

●	Board of Directors—Background and Experience
●	Board Committees—Current Members and Charters
●	Director Qualification Standards
●	Pfizer Policies on Business Conduct and Ethics
●	Code of Business Conduct and Ethics for Directors
●	Board Policy on Pension Benefits for Executives
●	Review of Related Person Transactions
●	Policy—Criteria for Selection of Compensation Committee Consultant
●	Contacting our Board of Directors
●	By-laws
●	Restated Certificate of Incorporation
●	Frequently Asked Questions

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755. The information on our website is not a part of this Proxy Statement.

GOVERNANCE INFORMATION

Criteria for Board Membership

The Corporate Governance Committee focuses on Board succession planning on a continuing basis. In performing this function, the Committee is responsible for recruiting and recommending to the full Board of Directors nominees for election as Directors. The goal of the Committee is to achieve a Board that provides effective oversight of the Company through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors. Important general criteria for Board membership include the following:

●

Members of the Board should be individuals of high integrity and independence, with substantial accomplishments, and should have prior or current associations with institutions noted for their excellence.

●	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

●	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

Directors should be individuals of high integrity and independence, with demonstrated leadership ability, diverse perspectives and sound business judgment.

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GOVERNANCE OF THE COMPANY

In addition, the Committee considers on an ongoing basis the background, experience and skills of the individual Directors that are important to the Company’s current and future needs, including experience and skills in the following areas:

●	business or operations leadership;

●	finance or accounting;

●	science or research and development;

●	government or public policy;

●	healthcare, medicine and related fields (including pharmaceuticals);

●	international business;

●	academics; and

●	leadership and management development.

The satisfaction of these criteria is implemented and assessed through ongoing evaluations of Directors and nominees by the Corporate Governance Committee and the Board, as well as annual Board and Committee self-evaluations. Based upon these activities and their review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

Selection of Candidates

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix” indicating whether a particular Board member or candidate possesses one or more of the above “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular Committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent (see “Director Independence” below).

On an ongoing basis, the Committee considers potential Director candidates identified on its own initiative as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Committee in the manner described in “Communications with Directors.” All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Committee in its sole discretion. Shareholder nominations must be made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements for Submitting Proxy Proposals and Nominating Directors.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Committee in the same manner as the Committee’s nominees.

The Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Item 1—Election of Directors—Nominees for Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our shareholders.

Director Independence

Our Board of Directors has adopted Director Qualification Standards to evaluate and determine Director independence. Our Standards meet and in some respects exceed the independence requirements of the NYSE. To qualify as independent under our Standards, a non-employee Director must be determined to have no material relationship with the Company other than as a Director. The Standards also contain

In recruiting and selecting Board candidates, we take into account the size of the Board, a “skills matrix” indicating each individual’s “skills sets,” and a wide range of additional factors.

Each nominee for election brings strong and unique attributes, experiences and skills, providing the Board with an optimal balance.

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GOVERNANCE OF THE COMPANY

strict guidelines for Directors and their immediate families regarding employment or affiliation with the Company or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with the Company; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and the Company. Directors may not receive personal loans or extensions of credit from the Company, must deal at arm’s length with the Company and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at www.pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

With the assistance of legal counsel to the Company, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Director Qualification Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

As a result of this review, the Board has affirmatively determined that all of our current Directors (other than Mr. Read)—Drs. Dennis A. Ausiello, Frances D. Fergusson, Helen H. Hobbs, and Marc Tessier-Lavigne; Ms. Constance J. Horner and Ms. Suzanne Nora Johnson; and Messrs. M. Anthony Burns, W. Don Cornwell, William H. Gray, III, James M. Kilts, George A. Lorch, John P. Mascotte (a Director not standing for re-election due to his retirement) and Stephen W. Sanger—are independent of the Company and its management. The Board previously determined that Dr. Michael S. Brown (who retired from our Board effective at the 2012 Annual Meeting of Shareholders) was independent during the time he was a Director. As noted, the Board also has determined that Mr. Ian C. Read is not independent because of his employment as the Company’s current CEO.

In making these determinations, the Board considered that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our Directors are or have been affiliated. Under Pfizer’s Director Qualification Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

●

The Director is an employee of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amount to less than 1% of the annual revenues of the other company; and

●

The Director is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2012, there was no indebtedness between Pfizer and any entity of which a Director was an employee or executive officer.

Drs. Ausiello, Hobbs and Tessier-Lavigne are employed at medical or academic institutions with which Pfizer engages in ordinary course of business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the threshold set forth in our Director Qualification Standards (1% of the annual revenues of these entities in each of the last three years).

Under our Director Qualification Standards, contributions to not-for-profit entities in which a Director of the Company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues, will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributes. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Committee. None of the contributions approached the levels set forth in our Director Qualification Standards.

Aside from our CEO, all of our Directors are independent of the Company and its management.

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Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management and a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive and not compelling; and, accordingly, that there is no single, generally accepted approach to board leadership in the U.S. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors do not view any particular structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by the Board.

Based upon these considerations, and following lengthy reviews, the independent Directors determined in December 2011 to elect Mr. Read as Chairman and CEO; re-elected him to that position in April 2012; and reconsidered the Board’s leadership structure again in December 2012 and determined to maintain the current structure. These determinations were based on the independent Directors’ strong belief that Mr. Read, in view of his extensive experience in and knowledge of the research-based biopharmaceutical industry, has demonstrated the leadership and vision necessary to lead the Board and the Company in our challenging industry and macroeconomic environments; that he has a fundamentally investor-driven viewpoint; that his leadership has generated strong performance; and that he does not have an employment agreement and serves as Chairman and CEO at the pleasure of the Board. The independent Directors also believe that this unified structure provides our Company with strong and consistent leadership and that, given the significant regulatory and market environment in which we operate, having one clear leader in both roles provides decisive and effective leadership, both within and outside the Company.

The independent Directors have also selected George A. Lorch to serve as Lead Independent Director—a position that, at Pfizer, entails significant responsibility for independent Board leadership. Mr. Lorch served as Non-Executive Chairman of the Board from December 2010 to December 2011 and continues to exercise his strong leadership skills in his role as Lead Independent Director.

In considering its leadership structure, the independent Directors have taken a number of factors into account. The Board—which consists entirely of independent Directors other than Mr. Read—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology Committees are comprised entirely of independent Directors. Further, a number of Board and Committee processes and procedures provide substantial independent oversight of our Chief Executive Officer’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our Chairman and Chief Executive Officer’s performance against pre-determined goals, and a separate evaluation introduced in 2012 that, among other things, assesses the CEO’s interactions with the Board.

In addition, the independent Directors have considered shareholder feedback on the subject of Board leadership, including discussions with institutional investors who have expressed interest in the Board’s rationale for combining the roles of Chairman and CEO. In general, these investors acknowledge that the independent members of the Board are in the best position to determine the optimal Board structure, although some investors have asked about the strength of board independence under a non-independent chair structure. Further, our investors have indicated that if the positions of Chairman and CEO should be combined, it was imperative that the Board have independent leadership by appointing a strong Lead Independent Director with a clearly defined role and responsibilities. The Company’s Corporate Governance Principles require the appointment of a Lead Independent Director if the positions of Chairman and CEO are held by the same individual, and the independent Directors believe that Mr. Lorch provides strong leadership in that position.

The Board believes that Mr. Read, Pfizer’s Chairman and CEO, has the leadership and vision necessary to lead the Board in our challenging industry and macroeconomic environments.

The Board exercises a strong, independent oversight function, including through our independent Committees, as well as a number of processes and procedures.

Our independent Directors have considered extensive shareholder feedback on Board leadership, including the need for a strong Lead Independent Director with a clearly defined role and responsibilities.

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GOVERNANCE OF THE COMPANY

While Pfizer’s independent Directors are aware of the varying investor views regarding our Board leadership structure, they believe that our Board, comprised entirely of independent Directors other than Mr. Read, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually. Under the Company’s By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Lead Independent Director

The position of Lead Independent Director at Pfizer comes with a clear mandate and significant authority and responsibilities under a Board-approved Charter, including the following:

●	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;

●	calling meetings of the independent Directors;

●	leading the evaluation of the Chairman and CEO by the independent Directors, including an annual evaluation of his/her interactions with the Board;

●	serving as liaison between the independent Directors and the Chairman;

●	approving information sent to the Board, including the quality, quantity and timeliness of such information;

●	approving meeting agendas;

●	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules, to assure that there is sufficient time for discussion of all agenda items;

●	authorizing the retention of outside advisors and consultants who report directly to the Board; and

●	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at www.pfizer.com/ files/about/lead_independent_director.pdf

Executive Sessions

Executive sessions of the independent Directors (i.e., all Directors other than Mr. Read) generally take place at every regular Board meeting. At these executive sessions, the independent Directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is evaluated, the performance of the Chief Executive Officer against those criteria, and the compensation of the Chief Executive Officer and other senior managers.

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees, as follows:

●

The Audit Committee has primary responsibility for overseeing the Company’s Enterprise Risk Management, or “ERM,” program. The Company’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program, in coordination with the Company’s Legal Division and Compliance Division, to complement the Company’s strategic planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process. For additional information, see “Board and Committee Information—

The independent Directors are committed to evaluating our Board leadership structure at least annually.

Our Lead Independent Director has a clear mandate, as well as significant authority and responsibilities.

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The Audit Committee” and “Item 2—Ratification of Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

●

The Regulatory and Compliance Committee has primary responsibility for overseeing and reviewing risks associated with the Company’s healthcare law compliance programs and the status of compliance with related laws, regulations and internal procedures. The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the risks associated with our compensation policies and practices for sales and marketing personnel and the alignment of compensation practices with the Company’s compliance standards. For additional information, see “Board and Committee Information—The Regulatory and Compliance Committee” later in this Proxy Statement.

●

The Board’s other Committees—Compensation, Corporate Governance, and Science and Technology—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

●

The Board of Directors is kept informed of its Committees’ risk oversight and other activities through reports of the Committee Chairmen to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

●

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our research and development activities. In addition, the Board receives regular reports from the members of our Executive Leadership Team, or “ELT”—the heads of our principal business and corporate functions—that include discussions of the risks involved in their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Pfizer Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

To review Pfizer’s Summary of Policies on Business Conduct, please visit our website at www.pfizer.com/about/corporate_compliance/code_of_conduct.jsp.

Code of Conduct for Directors

Our Directors are required to comply with a Code of Business Conduct and Ethics for Directors. This Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Under the Corporate Integrity Agreement Pfizer entered into in 2009 (discussed under “Board and Committee Information—The Regulatory and Compliance Committee” below), our Board members also have

The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees.

All of our employees are required to abide by Pfizer’s policies on business conduct, which form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues, and a high level of integrity.

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GOVERNANCE OF THE COMPANY

certain obligations with respect to our Summary of Pfizer Policies on Business Conduct, including annually certifying that they have received and reviewed the Summary.

The full texts of both the Summary of Pfizer Policies on Business Conduct and the Code of Business Conduct and Ethics for Directors are posted on our website at www.pfizer.com/about/corporate_compliance/code_ of_conduct.jsp and www.pfizer.com/about/corporate_governance/directors_code.jsp, respectively. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer, and Controller on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Communications with Directors

Shareholders and other interested parties may communicate with any of our directors, including the Lead Independent Director and the Audit Committee Chair, by writing to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755 or by e-mail via Pfizer’s website at www.pfizer.com/about/corporate_governance/corporate_governance.jsp.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as:

●	business solicitations or advertisements;

●	junk mail and mass mailings;

●	new product suggestions;

●	product complaints;

●	product inquiries;

●	resumes and other forms of job inquiries;

●	spam; and

●	surveys.

In addition, material that is unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any Director upon his or her request.

Our Directors are required to comply with a Code of Business Conduct and Ethics for Directors.

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director or the Audit Committee Chair.

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Shareholder Outreach

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and we recognize the value of taking their views into account. Among other things, engagement with our shareholders and other stakeholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

Throughout 2012, we engaged in extensive discussions with shareholders on a wide variety of matters. Considering that it was an election year, and in the wake of the United States Supreme Court decision in Citizens United, the topic of corporate political expenditures was frequently discussed with shareholders and other stakeholders interested in Pfizer’s policies, practices and disclosures.

Because we operate in a highly regulated and competitive industry, it is crucial that we engage regularly on public policy issues that may affect our ability to meet patient needs and enhance shareholder value. We also are a member of several industry and trade groups that represent both the pharmaceutical industry and the business community at large in an effort to bring about constructive discourse on broad policy issues that can impact our business objectives. Our participation as a member of these various industry and trade groups comes with the understanding that we may not always agree with the positions held by the larger organization on certain issues. When necessary, we will voice any concerns through our colleagues who serve on the boards and committees of those groups. We evaluate all relationships with outside organizations annually, and will continue to take into consideration the views of all of our stakeholders when deciding whether we continue to support any outside organization.

In 2012, Pfizer’s contributions to legislative organizations and think tanks were spotlighted by some stakeholders and advocacy groups. In response to inquiries and discussions with key investors about the risks and benefits of associating with some of these organizations, we published our formal funding criteria for these groups. Among other things, the criteria indicate that our support of these organizations is evaluated based on their expertise in healthcare policy/advocacy and issues that impact the life sciences industry. In addition, we require that these organizations support key issues of importance to Pfizer, including advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights and access to care. In 2010, we adopted a strict policy precluding Pfizer from making direct “independent expenditures” in connection with any federal or state election. This action formalized a process that was underway for many years at Pfizer and was adopted in response to shareholders’ concerns about corporate political spending in the wake of Citizens United.

This action and others mentioned above demonstrate our ongoing commitment and responsiveness to addressing the concerns of our shareholders. Additional information regarding Pfizer’s political contributions can be found at www.pfizer.com/responsibility/grants_contributions/lobbying_and_political_contributions.jsp.

We also discussed a number of other matters with investors, including:

●	Our executive compensation program and disclosures. See “Item 3—Advisory Approval of Executive Compensation” and “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

●	The advisability of providing shareholders with the ability to act by written consent. See “Item 5— Shareholder Proposal regarding Action by Written Consent.”

●	The potential benefits and risks of giving shareholders the ability to nominate Directors without having to resort to a proxy contest, and the terms on which such “proxy access” might be provided.

Throughout 2012, we engaged in discussions with shareholders on a wide variety of matters, including corporate political expenditures; our executive compensation program and disclosures; the advisability of providing shareholders with the ability to act by written consent; and so-called “proxy access.”

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GOVERNANCE OF THE COMPANY

BOARD AND COMMITTEE INFORMATION

During 2012, the Board of Directors met eight times. Each of our Directors attended at least 89% of the meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2012.

All Board members standing for re-election are expected to attend the Annual Meeting unless an emergency prevents them from doing so. All the Directors then in office attended our 2012 Meeting.

The table below provides membership and meeting information for each of the Board Committees for 2012.

Name	Audit		Compensation		Corporate Governance		Regulatory and Compliance		Science and Technology
Dr. Ausiello(a)	X				X		X		X	*
Dr. Brown(b)					X				X	*
Mr. Burns	X				X				X
Mr. Cornwell	X	*	X				X		X
Dr. Fergusson			X				X	*	X
Mr. Gray					X	*			X
Dr. Hobbs					X				X
Ms. Horner					X		X		X
Mr. Kilts			X	*					X
Mr. Lorch(c)
Mr. Mascotte(d)					X		X		X
Ms. Nora Johnson	X		X						X
Mr. Read
Mr. Sanger	X				X				X
Dr. Tessier-Lavigne							X		X
2012 Meetings	15		7		6		6		2

*	Committee Chair
(a)	Chair of the Science and Technology Committee since April 26, 2012.
(b)	Effective as of the 2012 Annual Meeting, Dr. Brown retired from the Board, as Chair of the Science and Technology Committee and as a member of the Corporate Governance Committee.
(c)	As Lead Independent Director, Mr. Lorch frequently attends meetings of Board Committees. However, he is not a member of any Committee, in order to focus on his leadership role.
(d)	Retiring from the Board effective as of the 2013 Annual Meeting.

The Corporate Governance Committee

The Corporate Governance Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under the terms of its Charter, the Committee oversees the practices, policies and procedures of the Board and its Committees. This includes developing criteria for Board membership and recommending and recruiting Director candidates. The Committee also assesses Director and candidate independence, considers possible conflicts of interest of Board members and senior executives, reviews related person transactions, and monitors the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings and recommends matters for consideration by the Board and also advises on and recommends Director compensation, which is approved by the full Board. The Committee is directly responsible for overseeing the self-evaluations of the Board and its Committees, reviewing our Director Qualification Standards, and establishing Director retirement policies. The Committee also assists management by reviewing the functions and outside activities of senior executives. Finally, the Committee reviews certain public policy issues, including the Company’s political spending policies and practices, as well as its regular detailed disclosures of political spending.

The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the SEC and the NYSE, as well as under our Director Qualification Standards.

The Corporate Governance Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

Corporate Governance Committee Report

The Corporate Governance Committee seeks to maintain and enhance Pfizer’s record of excellence in corporate governance by continually refining Pfizer’s corporate governance policies, procedures and practices. The following are examples of how we worked to achieve these objectives in 2012.

14	2013 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

●

Board and Committee Matters: During 2012, the Committee assessed Director independence and qualifications to serve on various Committees; conducted a comprehensive self-evaluation process for the Board and its Committees and implemented changes in response to the evaluation, including changes to the self-evaluation process itself to make it even more effective; reviewed and, where appropriate, recommended changes to other governing documents, including our Committee Charters; and continued to review the functioning of the Board and Committees in developing areas.

In 2012, the Corporate Governance Committee worked on numerous matters, including Pfizer’s corporate responsibility agenda and its role in the public policy arena and the political process.

●

Board Leadership Structure: The Committee conducted an annual review of the Board’s leadership structure, resulting in determinations to retain the current leadership structure and to revise the Lead Independent Director Charter to further expand the authority of this important position (see “Board Leadership Structure—Lead Independent Director”).

●

Corporate Responsibility and Public Policy: The Committee oversees Pfizer’s corporate responsibility agenda and activities, including our role in the public policy arena and the political process. In 2012, the Committee continued to oversee our political spending policies and practices, reviewed Pfizer’s Political Action Committee and Corporate Political Contributions Reports, and re-assessed Pfizer’s continued membership in and contributions to certain organizations. In addition, the Committee approved and oversaw the implementation of a new clearance policy governing state and local political contributions by certain Pfizer principals.

●

Recruitment and Assessment of New Directors: In 2012, the Committee continued an ongoing Board succession planning process to assess candidates for election as Directors, based upon a “skills matrix.” The Committee also reviewed unsolicited requests to join the Board.

●

Leadership Planning: Oversight of leadership planning is one of the Board’s principal responsibilities, and the Committee takes an active role in this area. During 2012, the Committee reviewed emergency succession scenarios and participated in the Board’s review of management succession plans.

●	Legislative and Regulatory Developments: The Committee continued to monitor and evaluate corporate governance developments, including SEC rules and NYSE listing standards.

●

Shareholder Engagement: The Committee engaged in ongoing reviews of shareholder and stakeholder communications at each of its meetings, including proposals submitted by shareholders for inclusion in this Proxy Statement.

●

Other Matters: The Committee executed its responsibilities under the Company’s Related Person Transaction Approval Policy and reviewed service by Directors and senior management on other boards of directors.

The Corporate Governance Committee

Dennis A. Ausiello	M. Anthony Burns	William H. Gray, III, Chair

Helen H. Hobbs	Constance J. Horner	John P. Mascotte

Stephen W. Sanger

2013 PROXY STATEMENT	15

GOVERNANCE OF THE COMPANY

The Regulatory and Compliance Committee

The Regulatory and Compliance Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Committee is primarily responsible for assisting the Board of Directors with overseeing and reviewing the Company’s healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with related laws, regulations, internal procedures, and the Company’s Corporate Integrity Agreement (CIA) discussed below. Management has primary responsibility for the operation of the Company’s compliance program and for implementing the requirements of the CIA. The Committee consults with management and evaluates various information and reports on compliance-related activities and matters. The Committee is also responsible for overseeing the integration and implementation of the Company’s compliance programs in acquired entities.

In 2012, the Regulatory
and Compliance
Committee received
reports and discussed
with management
healthcare-related
regulatory and
compliance risks and
related compliance
program initiatives
and functions.

The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the alignment of compensation practices for sales and marketing personnel with the Company’s compliance standards, and is expected to make recommendations to the Compensation Committee on the extent, if any, to which incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, canceled or recovered.

In connection with the resolution of certain U.S. government investigations concerning various products, Pfizer entered into the CIA in 2009 with the Office of the Inspector General of the U.S. Department of Health and Human Services (OIG). In the CIA, Pfizer agreed to take certain actions to promote compliance with federal healthcare program and U.S. Food and Drug Administration (FDA) requirements. The Committee, based on agreement with the OIG, has assumed the Audit Committee’s responsibilities under the CIA. The CIA obligations related to the Committee include the following: (i) the Committee must meet at least quarterly to review and oversee Pfizer’s compliance program; (ii) the Committee must adopt resolutions each year summarizing its review and oversight of the Company’s compliance program and its compliance with federal healthcare program requirements, FDA requirements and the obligations of the CIA and concluding that, to the best of its knowledge, Pfizer has adopted an effective compliance program to meet those requirements and obligations; and (iii) Pfizer must promptly report any changes in the composition of the Committee or any actions or changes that would affect the Committee’s ability to perform the duties necessary to meet the obligations of the CIA. The CIA is effective through 2014.

The Regulatory and Compliance Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/regulatory_compliance_committee.jsp.

Regulatory and Compliance Committee Report

The Regulatory and Compliance Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues. Under the terms of its charter, the Committee receives reports regarding Pfizer’s compliance program and oversees compliance with the requirements of the CIA. Management has primary responsibility for the operation of the Company’s compliance program and for implementing the requirements of the CIA.

In 2012, the Regulatory and Compliance Committee received reports and discussed with management, including the Chief Compliance and Risk Officer, healthcare-related regulatory and compliance risks and related compliance program initiatives and functions. Among the matters considered by the Committee were: (i) potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer products, and efforts to mitigate those risks; (ii) government investigations and other legal proceedings involving the Company; (iii) internal investigations of potential healthcare-related compliance or regulatory matters; (iv) results of internal audits conducted in areas within the Committee’s oversight; (v) the Company’s responses to FDA Warning Letters and other regulatory communications; (vi) the integration of acquired companies into the Company’s compliance program; (vii) the Company’s anti-retaliation policies and procedures, and the retaliation claims received by the

16	2013 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Company; (viii) the Company’s compensation practices for sales and marketing personnel; and (ix) external reviews of Pfizer policies and practices for compliance with federal healthcare laws and regulations.

In its activities, the Committee considered potential risks and steps the Company has taken to mitigate risk in areas within the Committee’s oversight. With respect to the CIA, the Committee monitored the status of the Company’s compliance with CIA requirements.

The Regulatory and Compliance Committee

Dennis A. Ausiello	W. Don Cornwell	Frances D. Fergusson, Chair

Constance J. Horner	John P. Mascotte	Marc Tessier-Lavigne

The Audit Committee

The Audit Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Audit Committee is responsible for reviewing, with the independent registered public accounting firm, Internal Audit and management, the adequacy and effectiveness of internal controls over financial reporting. The Committee also reviews and consults with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied. In addition, the Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

In addition, the Committee is responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management. Further information about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “Governance Information—The Board’s Role in Risk Oversight.”

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee may be found in “Item 2—Ratification of Independent Registered Public Accounting Firm” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE, as well as independent under our Director Qualification Standards. The Board of Directors also has determined that each of Ms. Nora Johnson and Messrs. Burns, Cornwell and Sanger is an “audit committee financial expert” for purposes of the SEC’s rules.

The Audit Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/audit_committee.jsp. The Audit Committee Report appears under “Item 2—Ratification of Independent Registered Public Accounting Firm.”

2013 PROXY STATEMENT	17

GOVERNANCE OF THE COMPANY

The Compensation Committee

The Compensation Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Committee determines and oversees the execution of the Company’s executive compensation philosophy and oversees the administration of the Company’s executive compensation programs. Its responsibilities also include overseeing Pfizer’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Named Executive Officers identified in the 2012 Summary Compensation Table. See “Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Committee’s role, processes and activities in overseeing executive compensation.

The Compensation Committee determines and oversees the execution of the Company’s executive compensation philosophy and oversees the administration of our executive compensation programs.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by SEC rules, NYSE listing standards and Pfizer’s Director Qualification Standards. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/compensation_committee.jsp. The Compensation Committee Report appears under “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation. During 2012 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Science and Technology Committee

The Science and
Technology Committee is
responsible for
periodically examining
management’s strategic
direction of and
investment in our
pharmaceutical research
and development and
technology initiatives.

The Science and Technology Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in the Company’s pharmaceutical research and development and technology initiatives. This includes evaluating the quality and direction of the Company’s research and development programs, and the Company’s approach to acquiring and maintaining technology. The Committee also identifies emerging issues, assesses the performance of research and development leaders, and evaluates the sufficiency of review by external scientific experts. The Science and Technology Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/science_technology_committee.jsp.

18	2013 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Except as described below, our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units. Each of these components is described below. The 2012 compensation of our non-employee Directors is shown in the 2012 Director Compensation Table below. Mr. Read does not receive any compensation for his service as a Director or as Chairman.

Non-Employee Director Compensation

In 2012, compensation for our non-employee Directors (other than Dr. Ausiello, as discussed below) consisted of the following:

Position	Cash Retainers	Pfizer Stock Units*
Board Member	$137,500	$137,500
Chair of each Board Committee	$30,000
Lead Independent Director	$50,000

*

Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (Unit Award Plan), each Director receives Pfizer stock units with a value of $137,500 upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. Units are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock, at the Director’s election. A new Director also receives Pfizer stock units in that amount when first elected to the Board.

The Board, on the recommendation of the Corporate Governance Committee, has adopted stock ownership guidelines requiring each non-employee Director to own $550,000 worth of Pfizer stock. For purposes of this requirement, a Director’s holdings include units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. None of our Directors has pledged Pfizer stock as collateral for personal loans or other obligations. In addition, in early 2013 the Board of Directors adopted a policy prohibiting Directors from pledging Pfizer stock.

Under his employer’s policy, Dr. Ausiello is subject to limitations on the amount of compensation he can receive from the Company and is not permitted to receive any equity compensation for serving as a Director. As a result, Dr. Ausiello receives the customary cash fees for his Board and Committee service, but the dollar value of his annual equity award, subject to the limitation on the amount of his compensation under his employer’s policy, is credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. At the direction of the Corporate Governance Committee, the dollar value of Dr. Ausiello’s equity award in excess of the limitation has been contributed to charity.

Deferred Compensation

Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with Pfizer stock units or with interest at the rate of return of an intermediate treasury index. The rate of return of the intermediate U.S. Treasury index for 2012 was 1.73%. The numbers of Pfizer stock units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Legacy Warner-Lambert Equity Compensation Plan

Under the Warner-Lambert Company 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000 became immediately exercisable or vested.

Under this plan, the directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert common stock equivalent account (the “Equivalent Account”). The Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert directors who joined our Board after the merger and are still Pfizer Directors—Messrs. Gray and Lorch—had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this plan. Dividend equivalents received under this plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. These units will be payable in Pfizer common stock at various times in accordance with the Director’s election. These units are described in footnote 2 to the table under “Securities Ownership.”

2013 PROXY STATEMENT	19

GOVERNANCE OF THE COMPANY

Matching Gift Programs

Our non-employee Directors may participate in Pfizer’s matching gift programs, which are available to all employees. Under these programs, the Pfizer Foundation (Pfizer’s philanthropic affiliate) will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per year; contributions to religious and certain other types of non-profit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2012 Director Compensation Table below and described in footnote 2 to the Table. As indicated above, these matching contributions do not reflect all of the charitable contributions made by our Directors.

2012 Director Compensation Table

The following table shows 2012 compensation for our non-employee Directors.

Name	Fees Earned Or Paid In Cash ($)	Equity/ Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Dr. Ausiello(3)	217,500	—	83,550	301,050
Dr. Brown(4)	53,379	—	189,625	243,004
Mr. Burns	137,500	137,500	—	275,000
Mr. Cornwell	167,500	137,500	—	305,000
Dr. Fergusson	167,500	137,500	14,250	319,250
Mr. Gray	167,500	137,500	1,254	306,254
Dr. Hobbs	137,500	137,500	550	275,550
Ms. Horner	137,500	137,500	2,500	277,500
Mr. Kilts	167,500	137,500	15,000	320,000
Mr. Lorch	187,500	137,500	8,250	333,250
Mr. Mascotte	137,500	137,500	15,000	290,000
Ms. Nora Johnson	137,500	137,500	—	275,000
Mr. Sanger	137,500	137,500	15,000	290,000
Dr. Tessier-Lavigne	137,500	137,500	2,000	277,000

(1)

Represents stock units awarded in 2012 to Directors who were re-elected at the 2012 Annual Meeting of Shareholders (other than Dr. Ausiello, as discussed below), determined by dividing the value of the award, $137,500, by $23.06, the closing price of the Company’s common stock on April 26, 2012. At the end of 2012, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Dr. Ausiello, 21,000; Mr. Burns, 91,297; Mr. Cornwell, 87,462; Dr. Fergusson, 24,442; Mr. Gray, 115,670; Dr. Hobbs, 13,136; Ms. Horner, 120,165; Mr. Kilts, 74,615; Mr. Lorch, 85,394; Mr. Mascotte, 24,442; Ms. Nora Johnson, 32,963; Mr. Sanger, 58,356; and Dr. Tessier-Lavigne, 13,136. See Note 3.

(2)

The amounts in this column represent: (a) charitable contributions made in 2012 under our matching gift programs (see “Matching Gift Programs” above), as follows: Dr. Ausiello, $13,550; Dr. Brown, $19,000 (consisting of matching contributions made in 2012 in respect of 2011 and 2012 contributions); Dr. Fergusson, $14,250; Dr. Hobbs, $550; Ms. Horner, $2,500; Mr. Kilts, $15,000; Mr. Lorch, $8,250; Mr. Mascotte, $15,000; Mr. Sanger, $15,000; and Dr. Tessier-Lavigne, $2,000; (b) charitable contributions totaling $70,000 made at the discretion of the Corporate Governance Committee in respect of Dr. Ausiello (see Note 3 below); (c) for Mr. Gray, above-market interest on the deferred cash balance under a legacy Warner-Lambert equity compensation plan, paid at the prime rate plus 2%; and (d) for Dr. Brown, $170,625 relating to his consulting contract with the Company (see Note 4). As indicated above under “Matching Gift Programs,” certain charitable contributions by our Directors are not eligible for matching contributions under the programs, and the amounts in the above table therefore may not reflect all such contributions made by our Directors.

(3)

Dr. Ausiello’s employer limits the amount of compensation he can receive from the Company and prohibits him from receiving any equity compensation for serving as a Director. For 2012, he received $157,940 in cash compensation, and an additional $59,560 was credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. See “Non-Employee Director Compensation” and Note 2 above.

(4)

Dr. Brown retired as a Director at the 2012 Annual Meeting of Shareholders. Effective upon his retirement, he entered into a consulting agreement with the Company under which he provides consulting services on scientific and technology matters, as requested by the Company’s Worldwide Research and Development Group or the Science and Technology Committee.

20	2013 PROXY STATEMENT

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned as of the close of business on January 31, 2013 by each of our Directors and each Named Executive Officer listed in the 2012 Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding. The table and footnotes also include information about stock options, stock appreciation rights in the form of total shareholder return units (TSRUs), stock units, restricted stock, restricted stock units and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

	Number of Shares or Units				Options Exercisable
Beneficial Owners	Common Stock		Stock Units		Within 60 Days
Dennis A. Ausiello	2,362	(1)	21,000	(2)
M. Anthony Burns	25,598		91,297	(2)
W. Don Cornwell	2,000	(1)	87,462	(2)
Frank A. D’Amelio	306,810	(3)	246,201	(4)	292,000
Mikael Dolsten	113,467	(3)	158,951	(4)
Frances D. Fergusson			24,442	(2)
Geno J. Germano	122,593	(1)(3)	101,969	(4)
William H. Gray, III	29		115,670	(2)
Helen H. Hobbs			13,136	(2)
Constance J. Horner	16,445		120,165	(2)
James M. Kilts	2,259	(1)	74,615	(2)
George A. Lorch	24,126		85,394	(2)
John P. Mascotte	3,940		24,442	(2)
Suzanne Nora Johnson	10,000		32,963	(2)
Ian C. Read	586,567	(3)(5)	558,914	(4)	873,000
Stephen W. Sanger	1,085	(1)	58,356	(2)
Amy W. Schulman	120,496	(1)(3)	133,445	(4)
Marc Tessier-Lavigne	104		13,136	(2)
All Directors and Executive Officers as a group (26)	1,764,175		2,567,810		2,332,225

(1)

Includes the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Germano, 1,587 shares; Mr. Kilts, 2,259 shares; Mr. Sanger, 1,085 shares; and Ms. Schulman, 300 shares. Dr. Ausiello, Messrs. Cornwell, Germano, and Kilts and Ms. Schulman disclaim beneficial ownership of such shares.

(2)

Represents units (each equivalent to a share of Pfizer common stock) awarded under our Director compensation program (see “Compensation of Non-Employee Directors” above). This number also includes the following units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert 1996 Stock Plan: Mr. Gray, 60,063 units; and Mr. Lorch, 15,809 units. See “Compensation of Non-Employee Directors—Legacy Warner-Lambert Equity Compensation Plan” above.

(3)

Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under the Company’s share award programs. These plans are described later in this Proxy Statement.

(4)

In the case of Messrs. D’Amelio, Germano and Read, Dr. Dolsten and Ms. Schulman, includes units (each equivalent to a share of Pfizer common stock) to be settled in cash following the officer’s separation from service, held under the Pfizer Supplemental Savings Plan, and for Mr. Germano also includes 4,062 units held under the Wyeth Supplemental Employee Savings Plan. The Pfizer Supplemental Savings Plan is described later in this Proxy Statement. Also includes the following restricted stock units (each equivalent to a share of Pfizer common stock): Mr. D’Amelio, 219,415; Dr. Dolsten, 157,256; Mr. Germano, 96,664; Mr. Read, 424,019; and Ms. Schulman, 129,700. These units are unvested, except that in view of Mr. Read’s age and years of service with Pfizer, a prorated portion of his units would vest upon his retirement. This column does not include the following stock appreciation rights in the form of TSRUs: Mr. D’ Amelio, 1,443,187; Dr. Dolsten, 934,389; Mr. Germano, 696,217; Mr. Read, 3,589,507; and Ms. Schulman, 830,637. See “2012 Outstanding Equity Awards at Fiscal Year-End” and “Estimated Benefits upon Termination” for a discussion of the vesting of restricted stock units and TSRUs.

(5)	Includes 61,609 shares held in a Grantor Retained Annuity Trust.

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2012, the only person known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name and Address of Beneficial Owner(1)	Shares of Pfizer Common Stock(1)	Percent Of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	467,526,501	6.35%
(1)  This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2012 our Directors and our officers who are subject to Section 16(a) met all applicable filing requirements.

2013 PROXY STATEMENT	21

Related Person Transactions; Indemnification

Related Person Transaction Approval Policy

The Company has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Under the Policy, Company management determines whether a transaction requires review by the Committee, and transactions requiring review are referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Committee. The Committee then evaluates all options available, including ratification, revision or termination of such transaction.

Transactions With Related Persons

We have no related person transactions to report.

Indemnification

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

22	2013 PROXY STATEMENT

Proposals Requiring Your Vote

ITEM 1 – ELECTION OF DIRECTORS

Thirteen members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of the votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2013 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast at the Annual Meeting.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Under Pfizer’s Corporate Governance Principles, a Director is generally required to retire when he or she reaches age 73 or at the first Annual Meeting of Shareholders following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the Company.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies may be voted by the Proxy Committee for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Proxy Committee appointed by the Board of Directors intends to vote for the election of each of these nominees, unless you indicate otherwise when you vote.

The following pages contain biographical and other information about the nominees, including each nominee’s age at the date of the Annual Meeting. Each nominee’s other current public company directorships, if any, are shown beneath the nominee’s photograph; former and non-public company directorships, if any, are noted in the nominee’s biographical information. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Corporate Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, most of our Directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Your Board of Directors recommends a vote FOR the election of each of these nominees as Directors.

2013 PROXY STATEMENT	23

Nominees for Directors

DENNIS A. AUSIELLO, 67

Position, Principal Occupation and Business Experience:

Jackson Professor of Clinical Medicine at Harvard Medical School and Chief of Medicine at Massachusetts General Hospital since 1996. President of the Association of American Physicians in 2006. Member of the Institute of Medicine of the National Academies of Science and a Fellow of the American Academy of Arts and Sciences. Director of TARIS BioMedical, Inc. and of several non-profit organizations.

Key Attributes, Experience and Skills:

Dr. Ausiello’s experience and training as a practicing physician (Board certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development. In addition, Dr. Ausiello oversees a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his work as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

Director Since: 2006

Board Committees:
Audit, Corporate Governance, Regulatory and Compliance, and Science and Technology (Chair)

Other Current Public Boards:
Alnylam Pharmaceuticals, Inc.

M. ANTHONY BURNS, 70

Position, Principal Occupation and Business Experience:

Chairman Emeritus since 2002, Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000, and President from 1979 to 1999 of Ryder System, Inc., a provider of transportation and logistics services. Life Trustee of the University of Miami. Director of J. C. Penney Company, Inc. from 1988 to 2011; Stanley Black & Decker, Inc. from March 2010 until May 2010; and The Black & Decker Corporation from 2001 until March 2010.

Key Attributes, Experience and Skills:

As a result of Mr. Burns’ long tenure as CEO of Ryder System, he provides valuable business, leadership and management insights into driving strategic direction and international operations, among other things. While at Ryder, Mr. Burns was responsible for Ryder’s expansion into international markets, which is important as Pfizer seeks to execute its global growth strategies. In addition, Mr. Burns brings financial expertise to the Board, including through his service on (and in some cases chairmanship of) the audit committees of other public companies, as well as executive compensation experience, including through his service on the compensation committees of several public companies, including prior service on our Compensation Committee. Mr. Burns also served as co-chairman of the Business Roundtable from 1998 to 2001, providing him with exposure to, and insight from, CEOs of other large companies.

Director Since: 1988

Board Committees:
Audit, Corporate Governance, and Science and Technology

Other Current Public Boards:
Huntsman Corporation

24	2013 PROXY STATEMENT

NOMINEES FOR DIRECTORS

W. DON CORNWELL, 65

Position, Principal Occupation and Business Experience:

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009 and Vice Chairman until December 2009. Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. Trustee of Big Brothers/Sisters of New York, Director of the Wallace Foundation from 2002 until 2012 and the M.S. Hershey School and Trust from 1995 until 2002.

Key Attributes, Experience and Skills:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Director Since: 1997

Board Committees:
Audit (Chair), Compensation, Regulatory and Compliance, and Science and Technology

Other Current Public Boards:
American International Group, Inc. and Avon Products, Inc.

FRANCES D. FERGUSSON, 68

Position, Principal Occupation and Business Experience:

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008. Director of HSBC Bank USA from 1990 through 2008 and of Wyeth from 2005 until 2009. Serves as a Trustee and on the executive committees of The Getty Trust, The School of American Ballet and Second Stage Theatre.

Key Attributes, Experience and Skills:

Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years and, during her tenure, developing a long-term financial plan and strengthening the College’s financial position. She has also headed strategic planning projects at Vassar and other organizations. Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1988 to 2002), enables her to bring to the Board experience and knowledge of healthcare from alternate perspectives. In addition, Dr. Fergusson’s past service on the Wyeth Board of Directors affords her extensive knowledge of Wyeth’s business, operations and culture, which brings a connection to that portion of our business and operations.

Director Since: 2009

Board Committees:
Compensation, Regulatory and Compliance (Chair), and Science and Technology

Other Current Public Boards:
Mattel, Inc.

2013 PROXY STATEMENT	25

NOMINEES FOR DIRECTORS

WILLIAM H. GRAY, III, 71

Position, Principal Occupation and Business Experience:

Chairman of Gray Global Strategies, Inc., a business advisory firm. Co-Chairman of GrayLoeffler, LLC from 2009 to 2011, a business advisory and consulting firm. Chairman of the Amani Group, its predecessor, from 2004 through September 2009. Pastor Emeritus of the Bright Hope Baptist Church in Philadelphia since 2005. President and Chief Executive Officer of The College Fund/UNCF (Educational Assistance) from 1991 to 2004. U.S. Congressman from the Second District of Pennsylvania from 1979 to 1991, including service at various times as Budget Committee Chair and House Majority Whip. Director of J. P. Morgan Chase & Co. from 2002 to 2012 and Visteon Corporation from 2000 until January 2010.

Key Attributes, Experience and Skills:

Mr. Gray’s experience as a U.S. Congressman for 12 years, including his service as Budget Committee Chair and House Majority Whip, position him to provide advice and counsel to our Company in a highly regulated industry and to provide guidance in government relations. Mr. Gray also has valuable experience running a national organization on financial literacy and macro-economic policy. Mr. Gray also brings useful corporate governance and compliance insights from, among other things, his role as an Advisory Council Member of the Business Roundtable Institute for Corporate Ethics.

Director Since: 2000
Board Committees:
Corporate Governance (Chair) and Science and Technology

Other Current Public Boards:
Dell Inc. and Prudential Financial, Inc.

HELEN H. HOBBS, 60

Position, Principal Occupation and Business Experience:

Investigator of the Howard Hughes Medical Institute since 2002, a Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center. In 2007, Dr. Hobbs was elected to the National Academy of Sciences and received the Distinguished Scientist Award from the American Heart Association. In 2005, she became the first recipient of the Clinical Scientist Award from the American Heart Association, and was awarded Germany’s Heinrich Wieland Prize. Dr. Hobbs was elected to the Institute of Medicine in 2004 and the American Academy of Arts and Sciences in 2006 and received the International Society of Atherosclerosis Prize in 2012. She is a member of the American Society of Clinical Investigation and the Association of American Physicians.

Key Attributes, Experience and Skills:

Dr. Hobbs’s background reflects significant achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years, and is a leading geneticist in the arena of metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer benefits from her experience, expertise and achievements in both medicine and science.

Director Since: 2011

Board Committees:
Corporate Governance and Science and Technology

26	2013 PROXY STATEMENT

NOMINEES FOR DIRECTORS

CONSTANCE J. HORNER, 71

Position, Principal Occupation and Business Experience:

Guest Scholar from 1993 until 2005 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government, foreign policy and the social sciences. Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from 1991 to 1993. Deputy Secretary, U.S. Department of Health and Human Services, from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Fellow, National Academy of Public Administration, and Member of the Board of Trustees of the Prudential Foundation.

Key Attributes, Experience and Skills:

Ms. Horner is well-versed in federal health and health financing policy as well as talent management as a result of her service as the head of the U.S. Office of Personnel Management, which, among other responsibilities, designs and administers the health insurance program for federal employees and retirees and manages policies and programs for the recruitment, training and compensation of the federal workforce; her chairmanship of a White House Competitiveness Council task force making recommendations to improve the drug approval process; and her service as Deputy Secretary of the U.S. Department of Health and Human Services, where she had responsibility for the Food and Drug Administration, the National Institutes of Health, the Public Health Service and the Health Care Financing Administration (now the Center for Medicare and Medicaid Services), lending insight into how the federal government makes health policies that affect Pfizer’s ability to create products and get them to the people who need them. In addition, Ms. Horner’s government experience positions her to provide oversight to our Company in government relations, including regulatory areas.

Director Since: 1993

Board Committees:
Corporate Governance, Regulatory and Compliance, and Science and Technology

Other Current Public Boards:
Ingersoll-Rand plc and Prudential Financial, Inc.

JAMES M. KILTS, 65

Position, Principal Occupation and Business Experience:

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company, from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company, from 2001 to 2005 and President, The Gillette Company, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation, from 1998 until its acquisition in 2000. Currently Chairman of The Nielsen Company B.V. Supervisory Board and Non-Executive Director and Chairman of the Board of Nielsen Holdings N.V. Trustee of Knox College and the University of Chicago, and a member of the Board of Overseers of Weill Cornell Medical College. Director of New York Times Company from 2005 until 2008.

Key Attributes, Experience and Skills:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, creating value and resource allocation. In addition, Mr. Kilts’ knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation—both important aspects of Pfizer’s business. Through his service on the board of MetLife, an insurance company, Mr. Kilts can offer a view of healthcare from another perspective, and through Mr. Kilts’ service on three compensation committees, including ours, he has a strong understanding of executive compensation and related areas.

Director Since: 2007
Board Committees:
Compensation (Chair) and Science and Technology

Other Current Public Boards:
MeadWestvaco Corporation, MetLife, Inc. and Nielsen Holdings N.V.

2013 PROXY STATEMENT	27

NOMINEES FOR DIRECTORS

GEORGE A. LORCH, 71

Position, Principal Occupation and Business Experience:

Chairman Emeritus of Armstrong Holdings, Inc., a global manufacturer of flooring and ceiling materials, since 2000, having served as Chairman and Chief Executive Officer and in other executive capacities with Armstrong Holdings, Inc. and its predecessor, Armstrong World Industries, Inc., from 1993 to 2000. Director of Masonite International, Inc., a non-public company, and also a Director of HSBC Finance Co. and HSBC North America Holding Company, non-public, wholly owned subsidiaries of HSBC LLC. Director of The Williams Companies, Inc. from 2001 until 2011.

Key Attributes, Experience and Skills:

Mr. Lorch’s service as CEO of Armstrong Holdings provides valuable business, leadership and management experience, including expertise leading a large organization with global operations, giving him a keen understanding of the issues facing a multinational business such as Pfizer’s. In addition, Mr. Lorch has significant experience with manufacturing, marketing and branding, all important areas for Pfizer. Mr. Lorch’s experience on the board of directors of Autoliv, a non-U.S.-based public company, enables him to bring global perspectives and experience to the Board, including best practices gained from other countries. Moreover, his service on three compensation committees (including ours, until December 2010) has given him a strong understanding of executive compensation and related areas. He also has served as chair of two nominating/governance committees.

Director Since: 2000

Lead Independent Director

Other Current Public Boards:
Autoliv, Inc. and WPX Energy, Inc.

SUZANNE NORA JOHNSON, 55

Position, Principal Occupation and Business Experience:

Retired Vice Chairman, Goldman Sachs Group, Inc., since 2007. During her 21-year tenure with Goldman Sachs, she served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Healthcare. Board member of the American Red Cross, The Brookings Institution, the Carnegie Institution of Washington and the University of Southern California.

Key Attributes, Experience and Skills:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business. In addition, Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution), healthcare policy (RAND Corporation and The Brookings Institution), and healthcare services (the American Red Cross), provide touchstones of public opinion and exposure to diverse, global points of view. Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Director Since: 2007

Board Committees:
Audit, Compensation, and Science and Technology

Other Current Public Boards:
American International Group, Inc., Intuit Inc. and VISA Inc.

28	2013 PROXY STATEMENT

NOMINEES FOR DIRECTORS

IAN C. READ, 59

Position, Principal Occupation and Business Experience:

Chairman of the Board and Chief Executive Officer of Pfizer since December 2011. President and Chief Executive Officer from December 2010. Previously, he served as Senior Vice President and Group President of the Worldwide Biopharmaceutical Businesses, which he led from 2006 through December 2010. In that role, he oversaw five global business units—Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets. Mr. Read began his career with Pfizer in 1978 as an operational auditor. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, he was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe, in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well. Mr. Read serves on the Boards of PhRMA and the Partnership for New York City.

Key Attributes, Experience and Skills:

Mr. Read brings over 30 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the Company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills make his role as Chairman and CEO optimal at this time. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

Director Since: 2010

Other Current Public Boards:
Kimberly-Clark Corporation

STEPHEN W. SANGER, 67

Position, Principal Occupation and Business Experience:

Chairman of General Mills, Inc., a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007. Former Chairman of the Grocery Manufacturers of America. Recipient of the Woodrow Wilson Award for Public Service in 2009. Chaired the Fiscal Policy Committee of the Business Roundtable and served as a director of Catalyst. Director of General Mills, Inc. from 1992 until 2008 and of Target Corporation from 1996 to 2013.

Key Attributes, Experience and Skills:

With more than 12 years’ experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through the purchase of Pillsbury, creating one of the world’s largest food companies. As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, skills from which Pfizer may benefit. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our business.

Director Since: 2009

Board Committees:
Audit, Corporate Governance, and Science and Technology

Other Current Public Boards:
Wells Fargo & Company

2013 PROXY STATEMENT	29

NOMINEES FOR DIRECTORS

MARC TESSIER-LAVIGNE, 53

Position, Principal Occupation and Business Experience:

President of The Rockefeller University since March 2011. Between 2003 and 2011, held positions of increasing responsibility at Genentech, where he became Executive Vice President, Research, and Chief Scientific Officer. Susan B. Ford Professor in the School of Humanities and Sciences, and Professor of Biological Sciences and of Neurology and Neurological Sciences, at Stanford University from 2001 to 2003, and a faculty member at the University of California, San Francisco from 1991 to 2001. In addition, Dr. Tessier-Lavigne was a Howard Hughes Medical Institute Investigator from 1994 to 2003. Member of the National Academy of Sciences and its Institute of Medicine, and a Fellow of the Royal Society (UK), the Royal Society of Canada, the Academy of Medical Sciences (UK) and the American Association for the Advancement of Science.

Key Attributes, Experience and Skills:

Dr. Tessier-Lavigne’s background reflects significant achievements in a wide variety of disciplines. His business experience includes a senior management role at Genentech, demonstrating his understanding of the role of science in business; his achievements and credentials in science and medicine reflect significant medical and scientific knowledge; and his previous and current roles in academia provide an understanding of the role of research in the pharmaceutical industry. Pfizer benefits from his experience and expertise in these and other areas.

Director Since: 2011

Board Committees:
Regulatory and Compliance and Science and Technology

Other Current Public Boards:
Regeneron Pharmaceuticals, Inc.

30	2013 PROXY STATEMENT

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected, and the Board of Directors has ratified the selection of, KPMG LLP to serve as our independent registered public accounting firm for 2013. Pfizer’s auditors have been KPMG and its predecessor firm, Peat, Marwick, Mitchell & Co., since 1987. Prior to that, Pfizer’s auditors were Main Hurdman (until its acquisition by Peat, Marwick Mitchell & Co. in 1987) and its predecessors. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2013. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. See “Governance of the Company—Board and Committee Information—The Audit Committee” for additional information on the selection of the independent registered public accounting firm. The Proxy Committee appointed by the Board of Directors intends to vote for the ratification of KPMG as our independent registered public accounting firm for 2013 unless you indicate otherwise when you vote.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Your Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2013.

2013 PROXY STATEMENT	31

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2012 and December 31, 2011, and fees billed for other services rendered by KPMG LLP during those periods.

	2012	2011
Audit fees:(1)	$44,005,000	$33,063,000

Audit-related fees:(2)	1,181,000	1,381,000

Tax fees:(3)	5,081,000	4,555,000

All other fees:(4)	0	0

Total	$50,267,000	$38,999,000

(1)

Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The increase in audit fees in 2012 versus 2011 relates primarily to additional audit fees incurred in connection with the strategic reviews of our Nutrition and Animal Health businesses.

(2)	Audit-related fees were principally for the audits of employee benefit plans.
(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.
(4)	KPMG LLP did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1.

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.

Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.

All other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

32	2013 PROXY STATEMENT

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed under applicable PCAOB standards.

In addition, the Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company.

The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Committee has reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Committee has selected, and the Board of Directors has ratified, the selection of the Company’s independent registered public accounting firm for 2013.

The Audit Committee

Dennis A. Ausiello	M. Anthony Burns	W. Don Cornwell, Chair

Suzanne Nora Johnson	Stephen W. Sanger

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

2013 PROXY STATEMENT	33

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

2012 Advisory Vote on Executive Compensation; Shareholder Outreach

Pfizer’s executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 96.7% of the votes cast at the 2012 Annual Meeting. Our Compensation Committee and the other members of our Board of Directors believe that this vote reflected our shareholders’ strong support of the compensation decisions made by the Committee for Pfizer’s Named Executive Officers for 2011.

This view was reinforced by our discussions with shareholders both in connection with and following the 2012 Annual Meeting. Consistent with Pfizer’s long-standing reputation for investor engagement, our shareholder outreach resulted in discussions with both U.S. and internationally based investors representing approximately 20% of our outstanding shares. The feedback received in these discussions was generally positive. In particular, these investors supported our executive compensation program and believed that it is appropriately linked to performance. In addition, the investors appreciated our efforts, in response to previous feedback, to simplify our executive compensation disclosures through the use of graphics, summaries and plain English. Some investors offered suggestions for improvements in our executive compensation program. For example, some indicated a preference for performance-instead of time-based vesting for our Restricted Stock Unit awards. In addition, we elicited feedback on the usefulness of including “realized” and/or “realizable” pay disclosures in future proxy statements. Investor views were mixed on this, with the majority expressing a preference to delay such disclosures until these terms are more clearly understood and result in comparable disclosures across different companies; at the same time, others requested that we include the data in future disclosures.

These discussions with our investors were reported to and evaluated by our Compensation Committee and the full Board. Following consideration of these discussions, as well as the 2012 voting results, the Compensation Committee concluded that our executive compensation program achieves the goals of our executive compensation philosophy. Therefore, the Committee has reaffirmed the elements of Pfizer’s executive compensation plan and policies.

Our Executive Compensation Program

The Compensation Committee believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

●	positioning total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization;

●	aligning annual short-term incentive awards with annual operating financial objectives; and

●	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

We apply our compensation philosophy, goals and principles as follows:

●

Individual compensation elements and total direct compensation are structured to be closely aligned with the median compensation of similarly-sized U.S.-based pharmaceutical companies. Our salary midpoints and target annual short- and long-term incentives continue to approximate competitive medians.

●

Our annual incentive program utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: total revenue, adjusted diluted earnings per share, and cash flow from operations. The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level. Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, business unit/function and individual performance.

●

Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on relative and absolute shareholder return, encourage stock ownership and promote retention of key talent.

●

Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our Named Executive Officers.

34	2013 PROXY STATEMENT

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout the Compensation Discussion & Analysis (CD&A). In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

Shareholders are urged to read the CD&A and other information in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that our executive compensation program aligns our executives’ compensation with Pfizer’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. Accordingly, the following resolution will be submitted for a shareholder vote at the 2013 Annual Meeting:

“RESOLVED, that the shareholders of Pfizer Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee will consider shareholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Proxy Committee appointed by the Board of Directors intends to vote for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as stated in the above resolution, unless you indicate otherwise when you vote.

Your Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

2013 PROXY STATEMENT	35

Shareholder Proposals

We expect the following proposals (Items 4 and 5 on the proxy card) to be presented by shareholders at the Annual Meeting. Each of the proposals contains assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for the broader policy reasons set forth following each proposal. The Proxy Committee appointed by the Board of Directors intends to vote against these proposals unless you indicate otherwise when you vote.

ITEM 4 – SHAREHOLDER PROPOSAL REGARDING EXECUTIVE EQUITY RETENTION

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, who represents that he owns 1,640 shares of Pfizer common stock, has notified the Company that the following proposal is to be presented at the Annual Meeting:

The Shareholder’s Resolution

RESOLVED: Shareholders request that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the committee adopt a share retention percentage requirement of 25% of such shares.

The unified policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This provision on hedging transactions prevents a loophole which could made the entire proposal largely moot. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

The Shareholder’s Supporting Statement

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, had rated our company “D” continuously since 2010 with “High Governance Risk” and “High Concern” in Executive Pay - $25 million for our CEO Ian Read.

Mr. Read received a $6.9 million increase in his pension and $19.8 million for his pension over three years. GMI said that because such payments are not tied to performance, they are difficult to justify in terms of shareholder value. Additionally equity pay for our highest paid executives lacked performance-vesting requirements.

Please encourage our board to respond positively to this proposal to protect shareholder value:
Executives To Retain Significant Stock—Proposal 4

36	2013 PROXY STATEMENT

SHAREHOLDER PROPOSALS

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are not in the best interests of our shareholders and recommends a vote AGAINST this proposal for the following reasons:

The Board, primarily through its Compensation Committee, has carefully designed our executive compensation programs and policies, including robust stock ownership requirements, to align the interests of our senior executives with those of shareholders and to encourage a focus on the long-term performance of the Company. These policies include:

●

requirements, which remain in effect through retirement or other termination of employment, that our CEO own Pfizer common stock equal in value to at least six times annual salary and that each other executive leadership team member own Pfizer common stock equal in value to at least four times annual salary, as well as similar ownership requirements for other members of management;

●

a requirement that each executive meet the applicable threshold within five years of being named an executive officer, coupled with milestone guidelines to monitor progress toward meeting these targets;

● a prohibition against selling shares (except to meet tax withholding obligations) until the specified level is met or if doing so would cause ownership to fall below the specified level; and

● a prohibition on derivatives trading directly linked to Pfizer common stock (i.e., hedging).

Thus, in the Board’s view, Pfizer’s stock ownership guidelines effectively impose a requirement to hold Pfizer stock until retirement or other termination of employment. The Board also believes that imposing additional stock retention requirements, including requirements that potentially extend beyond an executive’s term of employment, as suggested in the proposal, is unnecessary and could result in the value of an executive’s equity holdings being significantly affected by matters unrelated to the Company’s performance during the executive’s employment period or by actions taken by others after the executive’s employment period. Therefore, this requirement could have the unintended consequence of hindering the Company’s ability to attract and retain executive talent that is critical to the Company’s long-term success.

The proposal indicates that its underlying goal is to encourage management to focus on the Company’s long-term success. The Board believes that our compensation plans and programs, combined with the polices discussed above, do precisely that—they appropriately balance the interests of our executives and shareholders and ensure a focus on the long-term success of the Company through long-term, equity- and performance-based incentive compensation in the form of Restricted Stock Units, Total Shareholder Return Units (TSRUs) and Performance Share Awards (PSAs). Pfizer’s executive compensation structure is designed to deliver a significant portion of total direct compensation in the form of long-term awards, with targets ranging from approximately 60% to 70% of total direct compensation for the executive officers. Our annual equity awards generally provide for a minimum three-year vesting; PSAs are contingent upon achieving performance goals over a three-year period, and payments are only made under this program if performance thresholds are met; and TSRUs generate value only if the executive remains with the company until vesting and total shareholder return is positive.

The Company’s policy against derivatives trading complements the objectives of the ownership guidelines. Executive officers may not purchase or sell options on Pfizer common stock, or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock (“hedging”) is prohibited. Thus, regardless of whether an executive acquires Pfizer shares through equity compensation programs or otherwise, that executive is not permitted to hedge ownership of any Pfizer shares.

Given Pfizer’s stock ownership and holding requirements and prohibition on hedging, all as described above, the Board believes the Company has already addressed the objectives of the proposal and further, that it has satisfied the proposal’s underlying goal of encouraging our senior executives to focus on Pfizer’s long-term success. In addition, the Board believes that the adoption of this proposal is unnecessary and could adversely affect the Company’s ability to attract and retain executive talent.

Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

2013 PROXY STATEMENT	37

SHAREHOLDER PROPOSALS

ITEM 5 – SHAREHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT

Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, California 90043, who represents that he owns 200 shares of Pfizer common stock, has notified the Company that the following resolution is to be presented at the Annual Meeting:

The Shareholder’s Resolution

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

The Shareholder’s Supporting Statement

This proposal topic received our 49% support in 2012 and would have probably received a majority vote depending on only one of two factors: Had our directors been neutral on this topic or had our directors been willing to make it as easy to vote for this proposal topic as to vote against it. It would take only one-click to vote against this proposal—but 20-clicks to vote in favor with our biased 2012 Internet voting system.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, has rated our company “D” continuously since 2010 with “High Governance Risk” and “High Concern” in Executive Pay - $25 million for our CEO Ian Read.

GMI was also concerned with the qualifications of our directors. Directors George Lorch, William Gray, Constance Horner and Anthony Burns each had 12 to 24 years long-tenure. GMI said long-tenured directors could form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. Plus Mr. Lorch was also our Lead Director which demands a higher level of independence. Mr. Gray, also on our nomination committee, was negatively flagged by GMI due to his involvement with the Visteon Corporation bankruptcy.

William Gray and Constance Horner had seats together on the Prudential Financial board. In a similar manner Suzanne Johnson and Don Cornwell had seats together on the American International Group board. GMI said such intra-board relationships that can compromise our directors’ independence. Mr. Gray and Ms. Horner also had seats together on our nomination committee. Directors with such intra-board relationships even had 6 seats on our 3 most important board committees. James Kilts, on our executive pay committee, had seats on a total of 4 boards which could indicate over-extension.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance and protect shareholder value: Right to Act by Written Consent—Proposal 5

38	2013 PROXY STATEMENT

SHAREHOLDER PROPOSALS

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are not in the best interests of our shareholders and recommends a vote AGAINST this proposal for the following reasons:

The Board believes that Pfizer’s existing governance structure and practices provide for a high level of Board accountability and active engagement with shareholders. For many years the Board has been responsive to shareholders’ concerns and emerging best practices. In fact, in response to shareholder input, we amended our By-Laws to permit holders of 20% of the outstanding shares to call special shareholder meetings.

The Board strongly believes that important matters should be the subject of shareholder meetings, which provide the opportunity for discussion and interaction among the Company’s shareholders so that all points of view may be considered prior to a vote. Because shareholder action by written consent does not require advance notice or communication to all shareholders, it would deprive shareholders of the opportunity to discuss, deliberate and vote on pending shareholder actions, thereby causing the disenfranchisement of potentially significant numbers of shareholders, and may prevent shareholders from receiving accurate and complete information on important pending actions.

Action by written consent can also facilitate short-term stock manipulation by permitting certain investors to quietly accumulate significant positions and take action without the waiting periods, disclosure rules, and other protections inherent in the shareholder meeting process. In addition, permitting shareholder action by written consent can create substantial confusion and disruption for shareholders, as multiple shareholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory.

Pfizer regards its relationships with shareholders and other stakeholders as fundamental to its good governance practices. Since the 2012 Annual Meeting of Shareholders, Pfizer has engaged in discussions with numerous institutional and individual investors, as well as investor advocates and key opinion leaders, about a broad variety of governance issues, including the desirability of permitting shareholders to act by written consent. Some investors support written consent proposals in all circumstances; others consider such proposals on a case-by-case basis in light of a company’s overall corporate governance practices, including the shareholders’ ability to call special meetings; and still others oppose shareholder action by written consent for some of the reasons noted above. While not all of our shareholders agree, there is general consensus that the ability to call special meetings under our existing By-laws would afford Pfizer’s shareholders a better and more equitable opportunity, including notice and disclosure to all shareholders, to conduct matters than enabling a limited group of shareholders to act by written consent. These views were communicated to the Corporate Governance Committee and the full Board.

The Company takes pride in its responsiveness to shareholders and its status as a leader in good governance, and we believe in maintaining policies and practices that serve the interests of all shareholders. In light of our current practices and the investor feedback discussed above, the Board believes that Pfizer’s existing governance structure addresses the proponent’s concerns and that this proposal is not in the best interests of the Company or its shareholders.

Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

2013 PROXY STATEMENT	39

Executive Compensation

40	2013 PROXY STATEMENT

Executive Summary

Pfizer’s Pay for Performance Philosophy, Goals and Principles

Pfizer’s compensation philosophy, which is set by the Compensation Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

The Global Performance Plan (“GPP”), our annual incentive program, is funded based on Pfizer’s performance on three financial metrics: total revenue, adjusted diluted earnings per share, and cash flow from operations. The GPP pool is not funded unless performance exceeds a threshold level. Individual awards are earned based on the available earned pool, Business Unit/Function performance, and the achievement of annual performance objectives for the individual.

Our annual long-term incentive awards are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

A significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers, or “NEOs”) is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group.

2012 PERFORMANCE OVERVIEW

2012 was a significant year for Pfizer—it was the first full year following our loss of exclusivity on Lipitor. This loss of exclusivity, combined with the impact of other patent expirations, resulted in a decline in U.S. revenues of 14% vs. 2011. Despite these and other factors, 2012 was a successful year, in large part because we continued to execute on our business plan and build on our four imperatives:

Improving the Performance of our Innovative Core:

We continued efforts to grow the future portfolio by advancing the most promising compounds in our pipeline and captured additional opportunities by accessing best-in-class external scientific capabilities, innovative partnerships and technologies.

We remained focused on high-priority therapeutic areas, including Cardiovascular and Metabolic Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines.
We saw steady progress in our late stage pipeline with several key regulatory approvals in the U.S. and E.U.

Making the Right Capital Allocation Decisions:

In the aggregate compared with 2011, we achieved $4.5 billion in expense reductions in adjusted cost of sales, selling, informational and administrative expenses and research and development expenses.
We completed the sale of Pfizer Nutrition to Nestlé for $11.85 billion.

We prepared for an initial public offering (IPO) of our subsidiary, Zoetis, pursuant to which in February 2013 we sold approximately 20% of the common stock of Zoetis that, together with a related debt offering, generated approximately $6.0 billion in proceeds. Prior to the IPO, we transferred substantially all of the assets and liabilities of our Animal Health business to Zoetis.

We repurchased $8.2 billion of Pfizer common stock, reducing the number of fully diluted weighted average shares by approximately 4.6%.

2013 PROXY STATEMENT	41

EXECUTIVE SUMMARY

Earning Greater Respect from Society:

We successfully launched an innovative program we called “GetOld” that has potentially reached over 581 million people through online, print and broadcast coverage. “GetOld” is a community created to encourage and support a dialogue about getting older, living better, exploring helpful health and aging information and sharing stories from across our communities.

By executing multiple partnerships that position Pfizer as an industry-wide leader and innovator in medicine and science, we created stronger alignment between our commitments, the public and healthcare professionals. Among many examples of these commitments, Pfizer is a founding sponsor for the New Uses for Existing Therapies Program with the National Institutes of Health and also developed and implemented a protocol risk program with the Food and Drug Administration.

We continued to help qualified uninsured and underinsured patients gain access to medicines at no cost or at a savings through the Pfizer Helpful Answers program in the U.S.

Creating a Culture of Ownership:

We continued to take actions to create an Ownership Culture to encourage employee ownership, collaboration and initiative; to build a strong, engaged leadership team; and to develop key talent.
Our OWN IT! culture has been communicated extensively via colleague engagement and our PfizerWorld intranet site.
Our external communication to the investor community has highlighted an ownership culture as a business imperative.
We continued efforts to develop a pipeline of diverse talent.

ELEMENTS OF EXECUTIVE COMPENSATION

Element	Type	Terms
Annual Long-Term Incentive Compensation (100% Equity)	Restricted Stock Units (RSUs) (representing 25% of total annual grant value)	•	RSUs generally vest three years from the grant date
		•	Dividend equivalent units (DEUs) are accumulated on RSUs during the vesting period
		•	Both RSUs and DEUs are paid in shares of Pfizer common stock but only on vesting*
	5- and 7-Year Total Shareholder Return Units (5-Year and 7-Year TSRUs)	•	5- and 7-Year TSRUs generally vest three years from the grant date and are settled five or seven years from the grant date, respectively
		•	Dividend equivalents are accumulated on TSRUs during the five- or seven-year term
	(each representing 25% of total annual grant value)	•

The number of shares that are earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term, divided by the settlement price, subject to the results being positive

		•	Both 5- and 7-Year TSRUs are paid in shares of Pfizer common stock on settlement
	Performance Share Awards (PSAs) (representing 25% of total annual grant value)	•	PSAs generally vest three years from the grant date
		•	The performance period for PSAs is three years
•

The number of shares that are earned over the performance period is based on Pfizer’s Total Shareholder Return (TSR, defined as change in stock price plus dividends) relative to the TSR of our pharmaceutical peer group and ranges from 0% to 200% of the initial award

		•	Dividend equivalents are applied to the number of shares actually earned under the award
		•	PSAs are paid in shares of Pfizer common stock
Cash	Salary	•	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market movement, performance and internal equity
	Annual Short-Term Incentive/GPP	•	Provides the opportunity for competitively-based annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year
Retirement	Pension Plan	•	Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations
	Supplemental Pension Plan	•	Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension plan noted above
	Savings Plan	•	A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and receive a company matching contribution
	Supplemental Savings Plan	•	Extends the Savings Plan, on a non-qualified basis, for deferral of compensation in excess of the tax code limitations under the same terms
Other	Perquisites	•	Certain other benefits provided to executives by the Company
* Unless automatically deferred as stock units due to Section 162(m) of the Internal Revenue Code.

42	2013 PROXY STATEMENT

EXECUTIVE SUMMARY

2012 Annual Incentive Awards

The GPP is funded based on Pfizer’s performance on three financial metrics:

Total revenue	Adjusted diluted earnings per share (EPS)	Cash flow from operations (cash flow)

The Company exceeded the 2012 target goal for total revenue and adjusted diluted EPS, with below-target performance for cash flow. These targeted goals for annual incentive purposes were set by the Committee in the first quarter of 2012 based on its evaluation of the budgeted amounts and its determination that there was a sufficient degree of stretch in the targets. These results are different from our results under Generally Accepted Accounting Principles (GAAP) in the U.S. (see “Financial Results for Annual Incentive Purposes” on page 53).

Annual incentive awards for our executives, including the NEOs, are determined based on the pool funding, using the above objective performance measures for the Company, and adjusted for Business Unit/Function and individual performance. Annual incentives for 2012 were determined in February 2013.

2012 Long-Term Incentive Awards (Equity)

Long-term incentive compensation for our executives, including the NEOs, is delivered entirely in the form of equity awards. In February 2012, executives received long-term equity incentive awards consisting of TSRUs, PSAs, and RSUs. The long-term incentive grant value was equally divided among 5- and 7-Year TSRUs, PSAs, and RSUs. The grant value of each NEO’s long-term equity incentive award was based on competitive market data, relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results; the awards also are used for retention purposes.

2013 PROXY STATEMENT	43

EXECUTIVE SUMMARY

RECENT COMPENSATION COMMITTEE ACTIONS

Over the last several years, the Compensation Committee has taken a number of actions to make our executive compensation program more reflective of our performance and more responsive to shareholder interests. During 2012, these actions included the following:

Topic	Action		Rationale
Portfolio Performance Share Long-Term Incentives

In 2012, introduced a new long-term incentive vehicle—Portfolio Performance Shares—designed to reward eligible R&D colleagues in the U.S. and U.K. based on the achievement of R&D performance goals supporting the pipeline

In 2013, expanded this program to include colleagues in additional business units which support R&D activities and countries other than the U.S. and U.K.

Note: Executive Leadership Team members (the CEO and the executives reporting directly to the CEO [the ELT]) do not participate in the Portfolio Performance Share Program. ELT members receive RSUs, 5- and 7-Year TSRUs and PSAs

Supports Pfizer’s strategy to drive sustained progress on the product portfolio and create shareholder value; and also aligns participants’ compensation with that strategy

2004 Stock Plan and Long-Term Incentive Awards	Redefined and expanded “clawback” provisions in the case of misconduct		Supports ongoing compliance and strengthens penalties for misconduct; in line with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

	●	Amended the Plan to provide the Compensation Committee with the ability to recoup shares, cash or gains realized by a Plan participant
	●	Broadened the scope of these recoupment provisions to include not only the colleague involved in misconduct, but also his or her direct supervisor
	●	Expanded the look-back period within which to cancel outstanding awards and recoup gains from one to three years

Performance Share Awards (PSAs)

Effective with 2012 grants, revised method for calculating Total Shareholder Return from single end-to-end closing stock prices to the 20-day average closing stock prices prior to the beginning and end of the performance periods; also adjusted payout matrix to better align with performance

Aligned with performance and market practice; minimizes the effect of a single day stock price volatility

44	2013 PROXY STATEMENT

EXECUTIVE SUMMARY

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2013 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2013 Proxy Statement.

The Compensation Committee

James M. Kilts, Chair	W. Don Cornwell

Frances D. Fergusson	Suzanne Nora Johnson

2013 PROXY STATEMENT	45

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2012 and certain elements of the 2013 program. We use this program to attract, motivate and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) made 2012 compensation decisions for our executives, including the following Named Executive Officers (the “NEOs”):

●	Ian C. Read, Chairman and Chief Executive Officer (“CEO”);

●	Frank A. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer (“CFO”);

●	Dr. Mikael Dolsten, President, Worldwide Research and Development;

●	Amy W. Schulman, Executive Vice President and General Counsel; Business Unit Lead, Consumer Healthcare; and

●	Geno Germano, President and General Manager, Specialty Care and Oncology.

This CD&A is divided into two sections:

Section 1 discusses our 2012 performance, the Committee’s actions in 2012, our compensation practices and the compensation decisions for our NEOs.

Section 2 discusses our compensation framework in greater detail.

SECTION 1
2012 PERFORMANCE OVERVIEW

2012 was a significant year for Pfizer. It marked the first full year of loss of exclusivity on Lipitor as well as other patent expirations. We also faced increased pricing pressures in Europe and Japan and the ongoing impact of U.S. healthcare reform. But despite these and other factors, we executed on our business plan and built upon our four imperatives.

Improving the Performance of our Innovative Core by generating a portfolio of differentiated medicines and creating a culture of ownership and decisiveness in research.

Making the Right Capital Allocation Decisions by developing a corporate strategic plan to maximize capital allocation across the business portfolio and achieve targeted growth on core assets.

Earning Greater Respect from Society by continuing to maintain and improve Pfizer’s strong reputation with our customers, the communities in which we operate, our shareholders, and the investor community.

Creating a Culture of Ownership by instilling a culture of confidence and making Pfizer a great place to work.

We achieved several key regulatory approvals, including: Xeljanz for rheumatoid arthritis in the U.S.; Eliquis (in partnership with Bristol-Myers Squibb) for prevention of stroke and systemic embolism in patients with non-valvular atrial fibrillation in the E.U., Japan, Canada and the U.S.; Inlyta for advanced renal cell carcinoma in the U.S., E.U. and Japan; Elelyso for Gaucher disease in the U.S.; and Bosulif for chronic myelogenous leukemia in the U.S. We also advanced our early- and mid-stage pipeline and entered 2013 with one of the most robust pipelines in the Company’s recent history.

We successfully returned value to our shareholders by repurchasing $8.2 billion of our stock with some of the proceeds from the sale of our Nutrition business to Nestlé for $11.85 billion, and increasing our per share dividend payout by 10% versus 2011. During 2012, our stock price appreciated 14%. We believe this to be a strong indicator that the market recognizes our pipeline progress, efficiencies and commitment to deliver attractive returns for our investors.

46	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

We launched our “GetOld” campaign in the U.S. that has potentially reached over 581 million people through online, print and broadcast coverage.

We continued our efforts to instill a culture of ownership by building a strong and engaged leadership team, developing diverse talent at senior levels and in the talent pipeline and launching the OWN IT! initiative.

RECENT COMMITTEE ACTIONS

Over the last several years, the Committee has taken a number of actions to make our executive compensation program more reflective of our performance and more responsive to shareholder interests. During 2012, these actions included the following:

Topic	Action		Rationale
Portfolio Performance Share Long-Term Incentives

In 2012, introduced a new long-term incentive vehicle—Portfolio Performance Shares—designed to reward eligible R&D colleagues in the U.S. and U.K. based on the achievement of R&D performance goals supporting the pipeline

In 2013, expanded this program to include colleagues in additional business units which support R&D activities and countries other than the U.S. and U.K.

Note: ELT members do not participate in the Portfolio Performance Share Program. ELT members receive RSUs, 5- and 7-Year TSRUs and PSAs

Supports Pfizer’s strategy to drive sustained progress on the product portfolio and create shareholder value; and also aligns participants’ compensation with that strategy

2004 Stock Plan and Long-Term Incentive Awards	Redefined and expanded “clawback” provisions in the case of misconduct		Supports ongoing compliance and strengthens penalties for misconduct; in line with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

	●	Amended the Plan to provide the Committee with the ability to recoup shares, cash or gains realized by a Plan participant
	●	Broadened the scope of these recoupment provisions to include not only the colleague involved in misconduct, but also his or her direct supervisor
	●	Expanded the look-back period within which to cancel outstanding awards and recoup gains from one to three years

Performance Share Awards (PSAs)

Effective with 2012 grants, revised method for calculating Total Shareholder Return from single end-to-end closing stock prices to the 20-day average closing stock prices prior to the beginning and end of the performance periods; also adjusted payout matrix to better align with performance

Aligned with performance and market practice; minimizes the effect of a single day stock price volatility

2013 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

2012 ADVISORY VOTE ON EXECUTIVE COMPENSATION; SHAREHOLDER OUTREACH

Pfizer’s executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 96.7% of the votes cast at the 2012 Annual Meeting. Our Committee and the other members of our Board believe that this vote reflected our shareholders’ strong support of the compensation decisions made by the Committee for Pfizer’s NEOs for 2011.

This view was reinforced by our discussions with shareholders both in connection with and following the 2012 Annual Meeting. Consistent with Pfizer’s long-standing reputation for investor engagement, our shareholder outreach resulted in discussions with both U.S.- and internationally-based investors representing approximately 20% of our outstanding shares. The feedback received in these discussions was generally positive. In particular, these investors supported our executive compensation program and believed that it is appropriately linked to performance. In addition, the investors appreciated our efforts, in response to previous feedback, to simplify our executive compensation disclosures through the use of graphics, summaries and plain English. Some investors offered suggestions for improvements in our executive compensation program. For example, some indicated a preference for performance-instead of time-based vesting for our RSU awards. In addition, we elicited feedback on the usefulness of including “realized” and/or “realizable” pay disclosures in future proxy statements. Investor views were mixed on this, with the majority expressing a preference to delay such disclosures until these terms are more clearly understood and result in comparable disclosures across different companies; at the same time, others requested that we include the data in future disclosures.

These discussions with our investors were reported to and evaluated by our Committee and the full Board. Following consideration of these discussions, as well as the 2012 voting results, the Committee concluded that our executive compensation program achieves the goals of our executive compensation philosophy. Therefore, the Committee has reaffirmed the elements of Pfizer’s executive compensation plan and policies.

48	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PRACTICES

Pfizer continues to implement and maintain leading practices in its compensation program and related areas. These practices include the following:

We prohibit our executives and Directors from hedging, or engaging in any derivatives trading, with respect to Company shares (see “Derivatives Trading” below).

We do not provide tax “gross-ups” for perquisites or other benefits provided to our executive officers, other than in the case of certain relocation expenses, consistent with our relocation policy for all U.S.-based employees (see “Perquisites” below).

We require our executive officers to meet stock ownership requirements, and we prohibit them from selling any shares (except to meet tax withholding obligations) if doing so would cause them to fall below required levels (see “Stock Ownership and Holding Requirements” below). We also have stock ownership requirements for our Directors, as discussed elsewhere in this Proxy Statement.

Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

Our annual equity awards provide for minimum three-year vesting, except in limited circumstances involving certain terminations of employment, and we have not granted stock options to executive officers since 2007.

None of our executive officers has an employment agreement with the Company.

To the extent permitted by law, we can recover cash-or equity-based compensation paid to executives in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement (see “Compensation Recovery” below).

Our executive compensation program includes a number of controls that mitigate risk, including executive stock ownership and holding requirements and our ability to recover compensation paid to executives in certain circumstances, each as mentioned above.

The Committee has engaged an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria (see “Role of Compensation Consultant” below).

We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation program, as well as how we disclose that program.

2013 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF EXECUTIVE COMPENSATION

Element	Type	Terms

Annual Long-Term Incentive Compensation (100% Equity)	Restricted Stock Units (RSUs)	•	RSUs generally vest three years from the grant date

	(representing 25% of total annual grant value)	•	Dividend equivalent units (DEUs) are accumulated on RSUs during the vesting period
		•	Both RSUs and DEUs are paid in shares of Pfizer common stock but only on vesting*

	5- and 7-Year Total Shareholder Return Units (5-Year and 7-Year TSRUs) (each representing 25% of total annual grant value)	•	5- and 7-Year TSRUs generally vest three years from the grant date and are settled five or seven years from the grant date, respectively

		•	Dividend equivalents are accumulated on TSRUs during the five- or seven-year term

•

The number of shares that are earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term, divided by the settlement price, subject to the results being positive

		•	Both 5- and 7-Year TSRUs are paid in shares of Pfizer common stock on settlement

	Performance Share Awards (PSAs)	•	PSAs generally vest three years from the grant date

	(representing 25% of total annual grant value)	•	The performance period for PSAs is three years

•

The number of shares that are earned over the performance period is based on Pfizer’s Total Shareholder Return (TSR, defined as change in stock price plus dividends) relative to the TSR of our pharmaceutical peer group and ranges from 0% to 200% of the initial award

		•	Dividend equivalents are applied to the number of shares actually earned under the award

		•	PSAs are paid in shares of Pfizer common stock

Cash	Salary	•	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market movement, performance and internal equity

	Annual Short-Term Incentive/GPP	•	Provides the opportunity for competitively-based annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year

Retirement	Pension Plan	•	Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations

	Supplemental Pension Plan	•	Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension plan noted above

	Savings Plan	•	A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and receive a company matching contribution

	Supplemental Savings Plan	•	Extends the Savings Plan, on a non-qualified basis, for deferral of compensation in excess of the tax code limitations under the same terms

Other	Perquisites	•	Certain other benefits provided to executives by the Company

*	Unless automatically deferred as stock units due to Section 162(m) of the Internal Revenue Code.

50	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

KEY COMPENSATION ACTIONS FOR 2012

The following highlights the Committee’s key compensation decisions for 2012, as reported in the 2012 Summary Compensation Table. These decisions were made with the advice of the Committee’s independent consultant, Frederic W. Cook & Co. (see “Role of Compensation Consultant” below), and are discussed in greater detail elsewhere in this CD&A.

CEO Compensation

Aligned with our executive compensation program and practices, considering his performance and assessing market competitiveness, the Committee, with advice from its independent consultant, set Mr. Read’s salary and short- and long-term incentive compensation as follows:

●	Effective April 1, 2012, Mr. Read’s base salary was set at $1.75 million; salary paid in 2012 was $1.738 million;

●	His 2012 annual incentive award (paid in March 2013) was $3.4 million; and

●	His 2012 annual long-term incentive award was valued by the Committee at $13.0 million at grant; accounting value was $12.9 million.

In 2012, 90% of Mr. Read’s compensation was tied to Company performance. The factors considered by the Committee in determining Mr. Read’s compensation are discussed under “Evaluating Performance.”

Compensation for Our Other NEOs

The Committee also approved the compensation for the other NEOs. Their compensation was set based upon the recommendations of the CEO, evaluation by the Committee and the other independent members of the Board of each individual’s performance (see “Evaluating Performance”), the advice of the Committee’s independent consultant, compensation data from the peer and comparator groups, internal pay relationships based on relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results; the Committee also considered the need for retention incentives.

2013 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Over 80% of the compensation for our other NEOs was tied to Company performance. The factors considered by the Committee in determining compensation for our other NEOs are discussed below (see “Evaluating Performance”).

2012 Salaries

The table below shows the annual salaries for our NEOs set by the Committee, effective April 1, 2012.

NAME	SALARY EFFECTIVE 4/1/2012	2012 SALARY GRADE MIDPOINT(1)
I. Read	$1,750,000	$1,759,500
F. D’Amelio	$1,225,000	$1,147,500
M. Dolsten	$1,130,000	$1,147,500
A.W. Schulman	$925,000	$1,040,400
G. Germano	$900,000	$1,040,400

(1) See “Target Setting” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.

52	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation Criteria

Annual incentives for each member of the ELT, including our NEOs, are based on:

●	GPP pool funding based on the financial performance of the Company measured by total revenue, adjusted diluted EPS and cash flow;

●	The financial performance of the executive’s Business Unit/Function measured by revenue and income before adjustments;

●	The achievement of selected strategic and operational goals for the executive’s Business Unit/Function; and

●	The Committee’s assessment of the executive’s individual performance against goals (see “Evaluating Performance”).

Each year, the Committee evaluates the continued use of the financial measures that fund the annual incentive pool, using the following basic concepts:

●	measures that support the achievement of the Company’s annual operating plan;

●	measures that promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the Company’s long-term goals;

●	measures that exhibit a strong line of sight (i.e., are clearly understood and can be impacted by the performance of our executives and employees); and

●	measures that are consistent with best practices and are commonly used within our industry.

The Committee believes that the continued use of these financial measures supports these basic principles:

●

Revenue is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with clear line of sight and employee impact.

●

EPS is a comprehensive measure of income; provides focus on profitable growth; focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with clear line of sight and employee impact.

●

Cash flow provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control; and is a strong link to long-term shareholder value creation.

As in prior years, the Committee considered other metrics, such as return on equity, return on assets, return on invested capital, and economic value added as potential measures under our annual incentive plan, but determined that the metrics selected—total revenue, adjusted diluted EPS and cash flow—were better suited for a biopharmaceutical company, whose business is characterized by long lead times and significant uncertainties relating to product development. The Committee also believes that the alternative metrics lacked clear lines of sight for employees and therefore are not appropriate measures for Pfizer’s annual incentive plan.

Target Setting

The target annual incentive award opportunity for our NEOs represents a percentage of salary grade midpoint. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and total direct compensation at the market median and are based on an evaluation of competitive market data and internal equity among the members of our ELT. For 2012, target annual incentive opportunities for the NEOs ranged from 90% to 150% of salary midpoint, as indicated under “Annual Incentive Awards (Cash).”

Financial Results for Annual Incentive Purposes

The annual incentive awards were based on both individual performance and the achievement of target goals for total revenue, adjusted diluted EPS and cash flow set by the Committee for annual incentive purposes. These targets for compensation purposes were set by the Committee in the first quarter of 2012 based on its evaluation of the budgeted amounts and its determination that there was a sufficient degree of stretch in the targets. The 2011 and 2012 amounts below exclude the results from the Nutrition business, which was sold in 2012.

2013 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Financial Objectives (For Annual Incentive Purposes)	2011 Results(a)	2012 Threshold	2012 Target	2012 Results
Total Revenue(b)	$64.9 Billion	$54.5 Billion	$59.0 Billion	$59.2 Billion
Adjusted Diluted EPS(c)	$2.23	$1.97	$2.17	$2.26
Cash Flow from Operations(d)	$17.5 Billion	$15.5 Billion	$19.0 Billion	$18.4 Billion

(a)	2011 results are restated to reflect the sale of our Nutrition business.
(b)

Total revenue for annual incentive purposes is based on budgeted foreign exchange rates. Therefore, 2012 and 2011 results differ from U.S. GAAP revenue of $59.0 billion and $65.3 billion, respectively. See “Financial Measures” for a reconciliation of U.S. GAAP revenue to total revenue for 2012 and 2011 for annual incentive purposes.

(c)

Adjusted diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes certain non-recurring items. See “Financial Measures” for a reconciliation of U.S. GAAP diluted EPS to the adjusted diluted EPS for 2012 and 2011 for annual incentive purposes.

(d)	2012 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

See “Financial Measures” for reconciliations of 2012 and 2011 U.S. GAAP revenues and U.S. GAAP diluted EPS to non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes. Adjusted diluted EPS is defined as U.S. GAAP diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes are not, and should not be viewed as, substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

Since actual annual incentive amounts are based on Pfizer’s performance and the Committee’s assessment of each executive’s level of achievement against his or her specified goals, an executive’s annual incentive award may be more or less than target. However, for annual incentive awards to be deductible under Internal Revenue Code (“IRC”) Section 162(m), the total amount of any annual incentive that can be paid to an executive officer in any one year is limited to a maximum of 0.3% of Pfizer’s “adjusted net income” (defined for this purpose as operating income from continuing operations, reduced by taxes and interest expense, and adjusted for any one-time gains or other non-recurring events). See “Evaluating Performance” for a more complete description of how Company and individual performance are evaluated against stated objectives and “Other Compensation Policies—Tax Policies” for further information on our policy on IRC Section 162(m).

Annual Incentive Awards (Cash)

Annual incentives for 2012 were determined by the Committee in February 2013. The Committee reviewed Mr. Read’s performance for 2012 (see “Evaluating Performance”), with input from the other independent members of the Board and with advice from the Committee’s independent consultant, and determined his 2012 annual incentive award. Mr. Read submitted 2012 annual incentive award recommendations to the Committee for each of the other ELT members (including the other NEOs), based on his evaluation of their individual performance (see “Evaluating Performance”) and the performance of their respective Business Unit/Function. The Committee, with input from the other independent members of the Board and the Committee’s independent consultant, reviewed these recommendations and considered its evaluation of each executive’s performance, and his or her relative contribution to the Company’s overall performance, to determine the amounts awarded. The recommendations for the CEO and other ELT members (including the other NEOs) were ratified by the independent members of the Board.

2012 annual incentive award targets and payout ranges, as well as the actual annual incentive award payouts for each of the NEOs, are shown in the table below. Actual annual incentive awards are determined based on objective performance measures for the Company (see “Financial Results for Annual Incentive Purposes”) and adjusted for individual and Business Unit/Function performance.

2012 Annual Cash Incentive Awards

Name	Target Payout As a %	Payout Range As a %	Target Award	Maximum Award	Actual Award
	of Salary Midpoint	of Salary Midpoint	($)	($)(1)	($)
I. Read	150%	0-300%	2,639,300	5,278,600	$3,400,000
F. D’Amelio	100%	0-200%	1,147,500	2,295,000	$1,718,000
M. Dolsten	100%	0-200%	1,147,500	2,295,000	$1,395,000
A. W. Schulman	90%	0-180%	936,400	1,872,800	$1,410,000
G. Germano	90%	0-180%	936,400	1,872,800	$1,203,000

(1)	Maximum award is 200% of target award.

54	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards (Equity)

Long-term incentive compensation for our ELT (including the NEOs) is delivered entirely in the form of equity awards. In February 2012, executives received long-term equity incentive awards consisting of TSRUs, PSAs, and RSUs. Each executive’s long-term incentive grant value (including the NEOs) was equally divided among 5- and 7-Year TSRUs, PSAs, and RSUs (see “Elements of Executive Compensation”).

The 2012 grant value of each NEO’s long-term equity incentive award was set by the Committee based on competitive market data, relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results; the awards were also used for retention purposes. These grant values (which differ from the accounting values shown in the Summary Compensation Table due to the timing of the awards) were as follows:

Name	2012 Long-Term Incentive Award (Millions)
	7-Year	5-Year			Total Award
	TSRUs ($)	TSRUs ($)	PSAs ($)	RSUs ($)	Value ($)
I. Read	3.25	3.25	3.25	3.25	13.0
F. D’Amelio	0.9	0.9	0.9	0.9	3.6
M. Dolsten	0.9	0.9	0.9	0.9	3.6
A. W. Schulman	0.7	0.7	0.7	0.7	2.8
G. Germano	0.7	0.7	0.7	0.7	2.8

Our long-term equity awards are structured to align our executives’ interests with shareholders and to emphasize the Committee’s expectation that our executive officers focus their efforts on improving Pfizer’s TSR, both on an absolute basis (since the value realized from the TSRUs is consistent with the TSR of Pfizer’s shareholders) and on a relative basis (through PSAs, which are earned based on Pfizer’s TSR compared to peer companies in the pharmaceutical industry). RSUs are used for their retention value.

2012 long-term incentive grant values represent a significant percentage of the compensation for our NEOs—in excess of 70% for the CEO and approximately 55% for the other NEOs. At the time of grant, the Committee awards these values based on an evaluation of competitive market data and internal equity. At the time the equity is earned by the executive, the value realized is therefore directly linked to Company performance and aligned with the interests of our shareholders—the value of PSAs over the three-year performance period is realized based on relative TSR, and the value of TSRUs over the 5- and 7-year performance periods is realized based on absolute TSR.

Performance Share Awards (PSAs)

The number of shares that may be earned under the PSAs granted in February 2012 is based on a formula comparing Pfizer’s TSR, including reinvestment of dividend equivalents, over a three-year period to our pharmaceutical peer group, which consists of Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Roche and Sanofi-Aventis. If TSR results in a relative performance ranking of 11th or 12th (Tier 6), then no shares are earned. If TSR results in a relative performance ranking equal to or better than Tier 3, but is negative in the absolute (i.e., the decrease in the value of the stock exceeds the dividend equivalents), then the number of shares awarded can in no event exceed the target amount. The award payout is expressed as a percentage of target award as shown in the chart below. At the end of the performance period, the Committee determines the applicable tier in the matrix that corresponds to the Company’s relative TSR performance and the corresponding percentage payout within the range. As part of this determination, the Committee in its sole discretion may adjust the payout percentage downward to a percentage not less than the bottom of the payout range. In no event will the payout exceed the maximum payout for the respective range.

Performance Share Award Payout Matrix

Tier	Ranking	Payout Range
1	1st or 2nd	166% – 200%
2	3rd or 4th	133% – 166%
3	5th or 6th	100% – 133%
4	7th or 8th	66% – 100%
5	9th or 10th	33% – 66%
6	11th or 12th	0%

Note that in response to comments we received in our shareholder outreach activities, the Performance Share Award Payout Matrix for awards granted commencing in 2012 was revised to provide for a “0%” payout for Tier 6 performance; previously, Tier 6 performance could result in a payout range of 0% to 33%.

2013 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

The Committee continues to believe that TSR is the most appropriate measure of relative performance in relation to Pfizer’s business objectives and therefore selected relative TSR as the sole performance measure for the 2012-2014 PSA performance cycle. In the Committee’s view, our relative TSR compared with the pharmaceutical peer group remains a strategic priority.

2010 Performance Share Awards

Our 2010 long-term equity incentive grants to our executives, including the NEOs, also included PSAs that were earned based on the above matrix.

Pfizer’s performance over the three-year period (2010-2012) resulted in a relative performance ranking of 3rd (Tier 2), resulting in a payout ranging from 133% to 166% of target. In February 2013, the Committee approved a payout at 160% of target as shown below due to the Company’s strong TSR performance and its proximity to the TSR performance of the peers in Tier 1:

Performance Share Award Payout for the 2010-2012 Performance Award Cycle

Name	Target Award	Target Award	Actual Award	Actual Award Value At
	At Grant (#)	Value At Grant(1) ($)	Shares(2) (#)	$27.37 Per Share(3) ($)
I. Read	48,747	862,334	85,005	2,326,587
F. D’Amelio	48,747	862,334	85,005	2,326,587
M. Dolsten	36,212	640,590	63,147	1,728,333
A. W. Schulman	20,891	369,562	36,430	997,089
G. Germano	20,613	364,644	35,946	983,842

(1)	This column represents the target award value based on the February 25, 2010 stock price of $17.69.
(2)	These amounts include accumulated dividends on 160% of the target award for the three-year period, converted into shares at $27.37 per share.
(3)	This column represents the actual award value based on a stock price of $27.37 on February 28, 2013.

EARLY 2013 COMPENSATION ACTIONS

Salary and Annual Incentive Targets

In February 2013, the Committee approved 2013 salaries and target annual incentive award levels for the NEOs as follows:

2013 Salary and Annual Incentive Targets

Name	April 1, 2013 Salary	2013 Salary	2013 Target Annual	2013 Target Annual
	($)	Midpoint ($)(1)	Incentive (%)	Incentive(2) ($)
I. Read	1,785,000	1,759,500	150%	2,639,300
F. D’Amelio	1,250,000	1,147,500	100%	1,147,500
M. Dolsten	1,155,000	1,147,500	100%	1,147,500
A. W. Schulman	962,000	1,040,400	90%	936,400
G. Germano	935,000	1,040,400	90%	936,400

(1)	Reflective of the market, the 2013 salary midpoints were unchanged from 2012.
(2)	Also reflective of the market, 2013 target annual incentive amounts are based on a percentage of 2013 salary range midpoints, which were unchanged from 2012.

56	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2013 Long-Term Equity Incentive Awards

In February 2013, the Committee granted long-term equity incentive awards to the NEOs in consideration of their 2012 performance and their expected future performance. These awards included 5- and 7-Year TSRUs, PSAs and RSUs.

2013 Long-Term Equity Incentive Awards

Name	Performance Period (Or Other Period Maturation or Payment Period)	Estimated Future Payouts Under the Performance Share Program(1) PSA Grants			5-Year TSRU Grant(4) (#)	7-Year TSRU Grant(5) (#)	RSU Grant(6) (#)

		Threshold(2)	Target(3)	Maximum(2)
		(#)	(#)	(#)
I. Read	1/1/13 – 12/31/15	0	109,911	219,822	649,780	539,305	109,911
F. D’Amelio	1/1/13 – 12/31/15	0	35,395	70,790	209,251	173,675	35,395
M. Dolsten	1/1/13 – 12/31/15	0	33,532	67,064	198,238	164,534	33,532
A. W. Schulman	1/1/13 – 12/31/15	0	27,943	55,886	165,198	137,112	27,943
G. Germano	1/1/13 – 12/31/15	0	27,943	55,886	165,198	137,112	27,943

(1)

The actual number of shares, if any, that will be paid out at the end of the performance period cannot be determined because the shares earned by the NEOs will be based upon our future performance compared to the future performance of the pharmaceutical peer group. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period.

(2)

To the extent the Company’s performance equals or exceeds the performance of our pharmaceutical peers, varying amounts of shares of common stock, up to the maximum, will be earned. The Committee will apply the matrix (see “Performance Share Awards (PSAs)” elsewhere in this CD&A), subject to negative discretion, to determine the payout, although in no event shall the payout exceed the maximum payout of the respective range.

(3)	The target amounts vary based on the individual’s salary grade at the time of grant.
(4)

5-Year TSRUs vest on the third anniversary of the grant date (February 28, 2016) and will be settled in shares on the fifth anniversary of the grant date (February 28, 2018). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 28, 2018) and the TSRU grant price ($27.37), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

(5)

7-Year TSRUs vest on the third anniversary of the grant date (February 28, 2016) and will be settled in shares on the seventh anniversary of the grant date (February 28, 2020). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 28, 2020) and the TSRU grant price ($27.37), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

(6)	RSUs vest on the third anniversary of the grant date (February 28, 2016). Dividend equivalents are reinvested as additional RSUs during the restricted period.

NOTE: Consistent with historical practice, long-term values are converted into units using the closing stock price on the first trading day of the week of grant. The PSA and RSU values were converted to units using the closing stock price on February 25, 2013 of $26.84. The 5-Year TSRU values were converted to TSRUs using $4.54 and the 7-Year TSRU values were converted to TSRUs using $5.47, representing the estimated value at grant using the Monte Carlo Simulation model as of February 25, 2013.

Equity Award Grant Practices

The Committee customarily grants equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. Stock option and TSRU grants have an exercise/grant price equal to the closing market price of Pfizer’s common stock on their grant date. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

2013 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2

OUR COMPENSATION FRAMEWORK

Philosophy, Goals and Principles of Our Executive Compensation Program

The Committee believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group described below and elsewhere in this CD&A.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

●	positioning total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization;

●	aligning annual incentive awards with annual operating financial objectives; and

●	rewarding absolute and relative performance in TSR through long-term equity incentive awards.

Applying Our Compensation Philosophy, Goals and Principles

We apply our compensation philosophy, goals and principles as follows:

●

Individual compensation elements and total direct compensation are structured to be closely aligned with the median compensation of both a peer group of U.S.-based pharmaceutical companies and similarly-sized general industry comparators. Our salary midpoints and target annual short- and long-term incentives continue to approximate competitive medians.

●

Our GPP, or annual incentive program, utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: revenue, adjusted diluted EPS, and cash flow. The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level (the threshold levels are shown in the “Financial Objectives” chart under “Financial Results for Annual Incentive Purposes” earlier in this CD&A). Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, Business Unit/Function, and individual performance.

●

Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

●

Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term equity incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our NEOs.

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout this CD&A. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

58	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Competitive Positioning

Creating an Executive Compensation Framework

In support of our compensation philosophy, we target the median compensation values of both a peer group of U.S.-based pharmaceutical companies and a general industry comparator group to determine an appropriate total value and mix of pay for our executives. We include general industry comparators because Pfizer’s size, revenue, assets, and market capitalization are more closely aligned with these general industry comparators. Both groups were chosen because they are a source of talent, based on the complexity of their businesses as well as the availability of comparative data. They define the market for benchmarking and pay positioning, which serves to attract and retain senior executive leaders for both pharmaceutical and general industry roles. The Committee reviews these peer groups on an annual basis.

2012 Pharmaceutical Peer Group

Abbott Laboratories	Bristol-Myers Squibb	Johnson & Johnson	Roche*
Amgen	Eli Lilly	Merck	Sanofi-Aventis*
AstraZeneca	GlaxoSmithKline	Novartis*

*

The Committee recognizes that while data are available on the performance of our non-U.S.-based peer companies, the compensation data are limited in terms of comparable benchmarks and other information for select non-U.S. peers.

2012 General Industry Comparator Group

Alcoa	Comcast	Honeywell	United Parcel Service
Altria Group	Dell	IBM	United Technologies
Boeing	Dow Chemical	Lockheed Martin	UnitedHealth Group
Caterpillar	DuPont	PepsiCo	Verizon
Chevron	FedEx	Procter & Gamble	Walt Disney
Coca-Cola	General Electric	TimeWarner

The chart below compares Pfizer’s 2012 revenue, net income and market capitalization to the median revenue, net income and market capitalization for our pharmaceutical peer group and general industry comparator group.

In Billions	Pfizer	Pharmaceutical Peer	General Industry
		Group Median	Comparator Group Median
Revenue*	$ 59.0	$27.2	$57.7
Reported Net Income*	$ 14.6	$ 5.3	$ 4.2
Market Capitalization*	$201.4	$63.0	$69.6

*	Revenue and Net Income based on published earnings releases. Market Capitalization as of February 14, 2013.

Applying the Compensation Framework to Executive Positions

The Committee uses median compensation data for similar positions in both the pharmaceutical peer and general industry comparator groups as a guide in setting compensation targets for each executive. Each compensation target is assigned a numbered salary grade to simplify the compensation administration process.

Salary grades are used to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term equity incentive award value for each executive position. Each salary grade is expressed as a range, with minimum, midpoint, and maximum salary levels. Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint, which is intended to approximate the bottom and top pay quartiles for positions assigned to that grade. This framework provides a guide for the Committee’s determinations. The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.

2013 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

Setting Compensation Targets

On an annual basis, the Committee reviews the total compensation opportunity of each ELT member, including cash compensation (salary and target annual incentive) and long-term equity compensation (target long-term equity incentive value), as well as perquisites, retirement benefits, health and insurance benefits, and potential severance. The Committee, with the advice of its independent consultant, then sets each ELT member’s compensation target for the current year. This generally involves establishing annual and long-term incentive award opportunities. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

In making these compensation decisions, the Committee uses several resources and tools, including competitive market information. In addition, the Committee reviews a “tally sheet” for each ELT member that assigns a dollar amount to each of the above compensation elements, as well as accumulated deferred compensation and outstanding equity awards. The Committee believes that the tally sheet is useful in evaluating each ELT member’s total compensation opportunity in relation to competitive market practice and performance.

For 2012, the Committee set target levels for the financial and strategic objectives that were used in determining annual incentive award opportunities for the ELT and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. It also reviewed the target levels for the annual grant of long-term incentive awards and concluded that they were appropriate. The Committee also concluded that the targets do not encourage unnecessary or excessive risk taking.

Evaluating Performance

Setting Performance Objectives

The performance objectives for our NEOs reflect the goals that the Committee believes should be focused on during the year in order to achieve Pfizer’s strategic plan. Progress against these objectives is monitored and reviewed with the Committee during the year. The Committee recognizes that increasing TSR should be emphasized; however, the Committee also acknowledges that performance against this objective may not be reflected in a single 12-month period.

Rewarding Performance

Decisions about individual compensation elements and total compensation are ultimately made by the Committee, using its judgment as well as input from the CEO (in the case of the other NEOs), focusing primarily on each NEO’s performance against his or her individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determines each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability.

CEO Performance

For 2012, Mr. Read’s performance objectives included:

Corporate Financial Objectives for:

Total revenue	Adjusted diluted EPS	Cash flow

The Company exceeded the 2012 target performance level for total revenue and adjusted diluted EPS, with below-target performance for cash flow (see “Financial Results for Annual Incentive Purposes” earlier in this CD&A).

60	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the corporate financial objectives, Mr. Read’s key accountabilities at the enterprise level included:

Key Imperatives:

Improving the Performance of our Innovative Core:

By prioritizing our research and development efforts in areas that we believe to have the greatest scientific and commercial promise, we seek to bring to patients new therapies across a spectrum of diseases and chronic illnesses. We continued our focus on high priority therapeutic areas—Cardiovascular and Metabolic Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines—and saw significant advancements in our late stage pipeline with several key regulatory approvals in the U.S., E.U., Japan and Canada.

Therapeutic Area	Approval	Indication

Oncology	Inlyta (axitinib) (U.S./E.U./Japan)	Renal Cell Carcinoma

Oncology	Bosulif (bosutinib) (U.S.)	Chronic Myelogenous Leukemia

Cardiovascular and Metabolic Diseases	Eliquis (apixaban)	Stroke Prevention in Atrial
	(U.S./E.U./Japan/Canada)	Fibrillation

Pain, Biosimilars and Rare Diseases	Elelyso (taliglucerase alpha) (U.S.)	Gaucher Disease

Immunology and Inflammation	Xeljanz (tofacitinib) (U.S.)	Rheumatoid Arthritis

We continually seek to grow the future portfolio by advancing what we believe to be the most promising compounds in our pipeline, accessing best-in-class external scientific capabilities, and entering into partnerships and technologies to capture additional opportunities.

Making the Right Capital Allocation Decisions:

In the aggregate compared with 2011, we achieved $4.5 billion in expense reductions in adjusted cost of sales, selling, informational and administrative expenses and research and development expenses. We completed the sale of Pfizer Nutrition to Nestlé for $11.85 billion. We prepared for an IPO of our subsidiary, Zoetis, pursuant to which in February 2013 we sold approximately 20% of the common stock of Zoetis that, together with a related debt offering, generated approximately $6.0 billion in proceeds. We repurchased $8.2 billion of Pfizer common stock, reducing the number of fully diluted weighted average shares by approximately 4.6%.

Earning Greater Respect from Society:

We successfully launched an innovative program we called “GetOld” that has potentially reached over 581 million people through online, print and broadcast coverage. “GetOld” is a community created to encourage and support a dialogue about getting older, living better, exploring helpful health and aging information and sharing stories from across our communities. We continued our efforts to improve our reputation in the communities in which we operate, with regulators, lawmakers, our shareholders, the media and the investor community. By executing multiple partnerships that position Pfizer as an industry-wide leader and innovator in medicine and science, we created stronger alignment between our commitments and the perceptions and experience of the public and healthcare professionals.

Creating a Culture of Ownership:

We continued to build on our OWN IT! culture model which is designed to encourage ownership, collaboration and initiative; to build a strong engaged leadership team; and to develop key talent. Our OWN IT! vision has been communicated extensively via colleague engagement and our PfizerWorld intranet site. Our external communication to the investor community has highlighted an ownership culture as a business imperative.

The Committee is responsible for evaluating Mr. Read’s performance against his objectives, with input from the other independent members of the Board, and for determining his compensation in consultation with the Committee’s independent consultant. In addition, each year, each independent Director completes a survey, on an anonymous basis, assessing Mr. Read’s dealings with the Board and recommending areas of future focus. The Lead Independent Director and the Committee use the results of this survey and their assessment of Mr. Read’s performance against his objectives to determine his compensation, which is ratified by the independent members of the Board.

2013 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

Performance of Our Other Named Executive Officers

The performance objectives for our other NEOs for 2012 included the corporate financial objectives noted above (50% weighting) and other objectives related to the achievement of individual financial, strategic and operational goals for their Business Unit/Function, as well as our imperative for Creating an Ownership Culture, driven by initiative, collaboration and accountability, and developing our pipeline of talent.

Mr. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer

●	Achieved high-end of 2012 reported revenue guidance and exceeded 2012 adjusted diluted EPS guidance.

●	Completed the sale of Pfizer’s Nutrition business to Nestlé for $11.85 billion.

●

Led the effort to explore strategic alternatives for Pfizer’s Animal Health business. Submitted initial S-1 filing in August 2012, with three subsequent amendments filed in 2012. Ensured the Animal Health business was operationally ready in the Fourth-Quarter 2012 for a potential IPO in the First-Half 2013.

●	Generated $1.6 billion of operating cash flow incremental to 2012 operating plan through various finance and business operations initiatives.

●	Repurchased $8.2 billion in shares of Pfizer common stock, reducing the number of fully diluted weighted average shares by approximately 4.6%.

●	Achieved $4.5 billion in expense reductions in adjusted cost of sales, selling, informational and administrative expenses and research and development expenses in the aggregate compared with 2011.

Dr. Dolsten, President, Worldwide Research and Development (WRD)

●	Delivered four positive Proofs of Concept.

●	Achieved ten Proof of Concept Study Starts.

●	Achieved five key Approvals:

	–	Inlyta (axitinib—advanced Renal Cell Carcinoma—U.S./E.U./Japan)

	–	Elelyso (taliglucerase alpha—Gaucher Disease—U.S.)

	–	Bosulif (bosutinib—2nd/3rd line Chronic Myelogenous Leukemia—U.S.)

	–	Xeljanz (tofacitinib—Rheumatoid Arthritis—U.S.)

	–	Eliquis (apixaban—Stroke and Systemic Embolism in Patients with Non-valvular Atrial Fibrillation—U.S. /E.U./Japan/Canada).

●	Achieved one Submission: bazedoxifene conjugated estrogens (osteoporosis—U.S. /E.U.).

●	Achieved three Phase III Starts: inotuzumab (Acute Lymphoblastic Leukemia), Xeljanz (tofacitinib—Ulcerative Colitis), MnB Adolescent Vaccine.

●	Captured additional pipeline opportunities and gained access to technology and innovation, increasing the value of the R&D portfolio:

	–	6 asset-related licensing deals in 2012

	–	12 major technology deals in 2012

62	2013 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Ms. Schulman, Executive Vice President and General Counsel; Business Unit Lead, Consumer Healthcare

●	Protected Pfizer’s businesses, interests and products through ongoing counsel to the Board, its Committees and management on a wide variety of complex legal and regulatory issues.

●	Continued to develop and implement comprehensive strategies to effectively manage and resolve litigation and claims against Pfizer.

●	As head of the Nutrition business, maintained strong results, leading to the sale of the business to Nestlé for $11.85 billion.

●

Led the Legal Division team on developing and implementing a separate company structure for Pfizer’s Animal Health business; transferring that business to the new company, Zoetis, and working to effect a successful initial public offering.

●

Achieved continued success in managing legal costs through the enhancement and expansion of the Pfizer Legal Alliance—a highly innovative and widely-praised model developed and implemented for redefining the relationship between in-house and outside counsel resulting in the delivery of legal services with greater operational efficiency.

Mr. Germano, President and General Manager, Specialty Care and Oncology

●

Achieved $14.15 billion and $1.31 billion in revenue for the Specialty Care and Oncology Business Units, respectively (101% and 101% of budget) and income before adjustments of 102% and 99% of budget, respectively.

●	Achieved U.S. regulatory approval of Xeljanz (Tofacitinib) in November 2012, well ahead of planned approval.

●	Achieved targeted product launches:

	–	Prevenar Adult launched in over 55 countries

	–	Vyndaqel (Tafamidis) launched in 10 countries

●	Achieved targeted product approvals:

	–	Inlyta (Axitinib) approved and launched in U.S./E.U./Japan

	–	Xalkori (Crizotinib) approvals achieved in E.U./Japan

	–	Bosulif (Bosutinib) approval achieved in the U.S.

	–	Additional approvals achieved for Zithromax PID and Enbrel Radiographic in Japan

●	Established Real World Analytics Platform to accelerate development of real world data analytic capabilities across Pfizer.

●	Co-chaired enterprise-wide efficiency project to take $1.5 billion cost out of the organization.

2013 PROXY STATEMENT	63

POST-EMPLOYMENT COMPENSATION

Executive Severance Plan

The Executive Severance Plan provides for severance benefits to ELT members in the event of involuntary termination of employment without cause. Benefits under the Executive Severance Plan consist of cash severance equal to the greater of (a) one times pay (defined as base salary plus target annual incentive) or (b) 13 weeks pay plus three weeks pay per year of service, subject to a maximum of 104 weeks pay. In addition, eligible participants in the GPP receive a pro rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and insurance benefits. Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits Upon Termination” elsewhere in this Proxy Statement.

EMPLOYMENT AND RETIREMENT BENEFITS

Deferred Compensation

We permit our executive officers to defer receipt of their earned annual incentives and any shares earned under PSAs into the Pfizer Deferred Compensation Plan (“DCP”). Certain of our NEOs are required to defer the receipt of RSUs (see “Other Compensation Policies—Tax Policies” below). Annual incentives may be deferred into either a Pfizer stock unit fund or a cash fund earning interest at 120% of the applicable federal long-term rate (which fluctuated between 2.59% and 3.42% in 2012). The Pfizer stock unit fund is credited with reinvested dividend equivalent units. Deferred PSAs and RSUs may only be deferred into Pfizer common stock units. Legacy Wyeth employees (including Dr. Dolsten and Mr. Germano) were eligible to defer eligible compensation into the Wyeth Deferred Compensation Plan (the “Wyeth DCP”) through 2011, when the plan was frozen to new contributions, at which time they became eligible to defer compensation into the Pfizer plans.

Insurance Plans

We provide a number of health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance. These benefits are available to all eligible U.S.- and Puerto Rico-based employees, including the NEOs, and are comparable to those provided by the companies in the pharmaceutical and general industry comparator groups. These programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice. The Company’s annual cost of the benefits for each NEO ranges from approximately $16,000 to $26,000.

Retirement and Savings Plans

Pfizer maintains qualified defined benefit pension plans for the benefit of all its eligible U.S.- and Puerto Rico-based employees, including the NEOs, hired prior to January 1, 2011. In 2012, Pfizer announced that benefits under the defined benefit pension plans would be frozen as of December 31, 2017 for all its eligible U.S.- and Puerto Rico-based employees, including the NEOs. Beginning January 1, 2018, retirement benefits will be provided through a Company contribution under its defined contribution savings plan.

For those U.S. employees earning in excess of the IRC limit ($250,000 for 2012), including the NEOs, Pfizer maintains related supplemental benefit restoration plans. The provisions and features of the qualified defined benefit pension plans and the related supplemental benefit restoration plans apply to all participants in those plans, including the NEOs. These plans are described in the narrative accompanying the “2012 Pension Benefits Table” and the “2012 Non-Qualified Deferred Compensation Table” below.

Pfizer also maintains a defined contribution savings plans for the benefit of all its eligible U.S.- and Puerto Rico-based employees, including the NEOs, that permit participants to make pre-tax, after-tax and/or Roth contributions of a portion of their eligible pay, up to certain limits. In addition, the Company maintains a non-qualified savings plan that permits eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans. The Company provides matching contributions on employee contributions, up to certain limits. The provisions and features of the qualified savings plans and the related non-qualified supplemental savings plans apply to all participants in those plans, including the NEOs.

Retiree Health Care Benefits

In addition to active employee benefits, Pfizer maintains post-retirement medical coverage for the benefit of all its eligible U.S.- and Puerto Rico-based employees, including the NEOs. Active employees who are at least age 55 and have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. The value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 over the course of retirement.

64	2013 PROXY STATEMENT

PERQUISITES

We provide a limited number of perquisites (personal benefits) to our NEOs, including the limited use of company aircraft, financial counseling and home security services and, for the CEO, the use of a Company car and driver. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. We do not provide tax “gross-ups” for perquisites provided to ELT members, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, any taxes on perquisites (other than certain relocation expenses) are paid by the executives.

Company Aircraft

As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use Company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable. The security study also recommends that the CEO’s spouse and dependent children use Company-provided aircraft when they accompany the CEO, to the maximum extent practicable. Travel by the CEO’s spouse or dependent children is generally considered personal use and is subject to taxation and disclosure.

Other ELT members (including the other NEOs) may use Company aircraft for limited personal travel. Personal use by ELT members (including the other NEOs) is permitted only with the prior approval of the CEO or his designees and is subject to other limitations. Travel by Messrs. Read and D’Amelio to attend meetings of the Boards of Directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to the Company of their service on those Boards.

The amounts disclosed in the “All Other Compensation” column in the 2012 Summary Compensation Table and in the table below have been valued based on the incremental costs to the Company for the personal use of Company aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use, including fuel costs; crew expenses, including travel, hotels and meals; in-flight catering; landing, parking and handling fees; communications expenses; certain trip-related maintenance; and other trip-related variable costs, as well as certain costs of any “deadhead” flights. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

To the extent required by tax regulations, amounts associated with personal use of corporate aircraft are imputed as income to ELT members, including the CEO. These amounts are not grossed up for taxes.

Car and Driver

The Company’s policy on the use of cars and drivers is as follows:

●	cars and drivers are available to all ELT members (including the NEOs) for business reasons;

●	ELT members (other than the CEO, as discussed below) are required to reimburse the Company for personal use;

●	for security reasons, cars and drivers are available to the CEO for personal use (including commuting); and

●	spouse/partner travel is generally considered personal use, and the incremental cost of such travel must be reimbursed to the Company.

Incremental cost to the Company is calculated as a portion of the cost of the annual lease, a portion of the cost of the driver, and fuel used.

The costs of personal use of a car and driver by the CEO need not be reimbursed, and the unreimbursed incremental cost to the Company of personal use of a car and driver by Mr. Read in 2012 is reflected in the table below and in the “All Other Compensation” column in the 2012 Summary Compensation Table. For tax purposes, the cost of the cars and fuel is imputed as income to the CEO and is not grossed up for taxes by the Company. Tax regulations provide that as a result of the recommendations contained in the independent, third-party security study referred to above, the cost of the drivers is not reportable as income to the CEO.

Other Perquisites

The Company provides a taxable allowance of up to $10,000 per year to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charges for the services, and such value is imputed as income to the individual.

Home security systems are available to the ELT members. The cost of any such systems is imputed as income to the recipients, as required.

The Company purchases season and other tickets to sporting, cultural and other events for use in connection with its business. On occasion, these tickets are provided to employees, including ELT members, and non-employee Directors for personal use. There is no incremental cost associated with such tickets or other items. In addition, ELT members and/or non-employee Directors may from time

2013 PROXY STATEMENT	65

PERQUISITES

to time receive tickets or other items from third parties (subject to our policies on conflicts of interest). The Company does not provide or reimburse for country club memberships for any executive officers.

The following table summarizes the incremental cost of perquisites for the NEOs in 2012.

2012 Incremental Cost of Perquisites Provided to Named Executive Officers

Name	Aircraft Usage ($)	Financial Counseling ($)	Car Usage ($)	Home Security ($)	Other ($) (1)	Total ($)
I. Read	108,364	10,000	48,085	7,476	279	174,204
F. D’Amelio	42,758	8,460	–	947	1,436	53,601
M. Dolsten	24,147	4,545	–	17,547	–	46,239
A. W. Schulman	70,799	4,650	–	626	86	76,161
G. Germano	76,863	3,896	–	–	750	81,509

(1)	The amounts shown for each of the NEOs represents certain personal benefits provided in association with business travel.

66	2013 PROXY STATEMENT

OTHER COMPENSATION POLICIES

Tax Policies

IRC Section 162(m) limits to $1.0 million the amount of remuneration that Pfizer may deduct in any calendar year for its CEO and each of the three other highest-paid NEOs, other than the CFO. We have structured our annual cash incentive awards, TSRUs and PSAs to meet the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts are fully deductible for income tax purposes. However, RSUs do not qualify as “performance-based” compensation. Consequently, our NEOs are generally required to defer the receipt of RSUs.

To maintain flexibility, we do not require all compensation to be deductible. Since the non-performance-based compensation paid to our NEOs (other than the CFO) exceeds or may exceed $1.0 million, a portion of their compensation is not or may not be deductible.

Derivatives Trading

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock, or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

Stock Ownership and Holding Requirements

We have stock ownership and holding requirements for our executive officers, including the NEOs. The CEO is required to own Pfizer common stock equal in value to at least six times annual salary, and each other executive officer is required to own Pfizer common stock equal in value to at least four times annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations); and once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. As of March 1, 2013, Mr. Read owned Pfizer common stock and units equal in value to approximately 20 times his salary. Although Pfizer does not require its executive officers to hold Pfizer common stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of common stock for substantial periods of time and align the interests of our executives with those of our shareholders.

None of our ELT members (including our NEOs) or other officers has pledged Pfizer stock as collateral for personal loans or other obligations. In addition, in early 2013, the Board, on the recommendation of the Committee, adopted a policy prohibiting the pledging of Pfizer stock by Directors and ELT members.

Compensation Recovery

The Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, our equity incentive awards contain compensation recovery provisions.

2013 PROXY STATEMENT	67

ROLE OF COMPENSATION CONSULTANT

The Committee has engaged the firm of Frederic W. Cook & Co., represented by George Paulin, its Chief Executive Officer, as the Committee’s independent compensation consultant, to fulfill the following responsibilities in accordance with the policy outlined below and only after assessing the firm’s independence:

●	advise the Committee on management proposals, as requested;

●	undertake special projects at the request of the Committee;

●	advise the Committee on setting agenda items for Committee meetings;

●	review Committee agendas and supporting materials in advance of each meeting;

●	attend Committee meetings;

●	review the Company’s compensation philosophy, peer group and competitive positioning and advise the Committee on their reasonableness and appropriateness;

●	review the Company’s executive compensation program and advise the Committee of plans or practices that might be changed to improve effectiveness;

●	review the selected peer group and survey data for competitive comparisons;

●	oversee and review survey data on executive pay practices and amounts that come before the Committee;

●	provide market data and recommendations on CEO compensation without prior review by management (except for necessary fact-checking);

●	review the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in our proxy statements;

●	review any significant executive offer letters or termination arrangements in advance of being presented to the Committee for approval;

●	periodically review the Committee’s charter and recommend changes; and

●	proactively advise the Committee on best-practice approaches for governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2012, as part of his ongoing services to the Committee, as described above, Mr. Paulin attended all seven of the meetings of the Committee. During 2012, he:

●	reviewed agendas in advance of Committee meetings, and meeting minutes afterwards;

●	provided the Committee with an analysis of the Company’s executive compensation policies and programs that determined there is no “potential material risk” to Pfizer in their design or administration;

●	conducted a review of executive pay relative to peers and corporate performance including tally sheets and realizable pay;

●	advised the Committee on the executive compensation peer group and competitive benchmarking of executive positions;

●	reviewed the executive pay structure;

●

advised the Committee on the appropriateness of the design of the Portfolio Performance Share Plan, new in 2012, for Worldwide Research & Development employees (other than ELT members), in support of the Company’s long-term portfolio strategy;

●

advised the Committee on legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure, including voting policies of proxy advisory firms and the Company’s major institutional investors;

●	advised the Committee on market trends and developments;

●	advised the Committee on matters related to changes to the Company’s pension and savings plans; and

●	advised the Committee on severance benefits.

The total amount of fees paid to Frederic W. Cook & Co. for 2012 services to the Committee was $110,669. In addition, the Committee reimburses Frederic W. Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. Frederic W. Cook & Co. receives no other fees or compensation from the Company.

68	2013 PROXY STATEMENT

POLICY—CRITERIA FOR SELECTION OF COMMITTEE CONSULTANT

The Committee has established the following criteria used to select its consultant:

●	Degree of independence

	–	Financial independence—measured by dollar volume of other business conducted with Pfizer

	–	Independent thinking—subjectively assessed by their known work as well as information gathered in screening interviews

●	Familiarity with the business environment

	–	Knowledge of the pharmaceutical industry

	–	Specific knowledge of Pfizer, its senior management, and Board of Directors

	–	Broad knowledge of general industry current practices and emerging trends

	–	Public relations

●	Particular strengths and/or distinguishing characteristics including, but not limited to:

	–	Creative thinking

	–	Strong understanding of corporate governance

	–	Special areas of expertise

	–	Ability to establish rapport and dynamic presence with groups

●	References from current clients where the consultant acts in an advisory role similar to the role desired by the Committee

●	Potential issues

	–	Conflicts of interest with other clients or Committee members

	–	Degree of availability/accessibility

INDEPENDENCE ASSESSMENT—COMMITTEE CONSULTANT

In 2012, as required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Committee selected Frederic W. Cook & Co. to serve as its independent compensation consultant only after assessing the firm’s independence, including taking into consideration the following factors, among others:

1.	the fact that neither the firm nor Mr. Paulin provides any other services to the Company;

2.	the fees received by the firm as a percentage of its total revenues;

3.	the firm’s policies and procedures designed to prevent conflicts of interest;

4.	the absence of any significant business or personal relationships between the firm or Mr. Paulin with members of the Committee;

5.	the fact that neither the firm nor Mr. Paulin owns any Company stock; and

6.	the absence of any business or personal relationships between the firm or Mr. Paulin and any executive officer of the Company.

Based upon this assessment, the Committee determined that the engagement of Frederic W. Cook & Co. does not raise any conflicts of interest or similar concerns.

2013 PROXY STATEMENT	69

Compensation Tables

2012 Summary Compensation Table

Name And Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
I. Read	2012	1,737,500	–	6,441,784	6,497,597	3,400,000	7,147,363	409,892	25,634,136
Chairman and Chief	2011	1,700,000	–	5,684,218	6,916,435	3,500,000	6,893,407	319,288	25,013,348
Executive Officer	2010	1,199,000	–	2,673,276	837,556	1,500,000	10,976,628	209,652	17,396,112
F. D’Amelio	2012	1,218,750	–	1,783,890	1,799,336	1,718,000	693,870	173,245	7,387,091
EVP, Business	2011	1,200,000	–	2,046,310	1,832,194	1,440,000	984,814	187,425	7,690,743
Operations	2010	1,090,000	–	2,673,276	837,556	1,175,000	530,418	193,823	6,500,073
and Chief Financial
Officer
M. Dolsten	2012	1,122,500	–	1,783,890	1,799,336	1,395,000	641,703	96,752	6,839,181
President, Worldwide	2011	1,100,000	–	2,046,310	1,832,194	1,490,000	417,430	90,801	6,976,735
Research and	2010	900,000	1,050,000	1,985,860	622,183	1,000,000	284,639	61,004	5,903,686
Development
A. W. Schulman	2012	918,750	–	1,387,476	1,399,483	1,410,000	370,098	87,411	5,573,218
EVP and General	2011	900,000	–	1,705,287	1,526,834	1,190,000	348,369	94,172	5,764,662
Counsel; Business
Unit Lead, Consumer
Healthcare(7)
G. Germano	2012	893,750	–	1,387,476	1,399,483	1,203,000	2,306,968	121,728	7,312,405
President and	2011	875,000		1,591,598	1,425,043	1,135,000	1,325,476	50,214	6,402,331
General Manager,	2010	818,000	750,000	1,130,414	354,165	930,000	803,880	25,648	4,812,107
Specialty Care and
Oncology

(1)

The amounts shown for Dr. Dolsten and Mr. Germano in 2010 relate to sign-on cash incentive awards, totaling $2.1 million and $750,000, respectively, under their employment offers. Dr. Dolsten’s award was paid in two equal installments in 2009 and 2010. Mr. Germano’s award was paid in 2010, the first anniversary of his hire date.

(2)

The amounts shown in this column represent the grant values for the RSUs and PSAs granted in 2012, 2011 and 2010 and the Short-Term Incentive Shift Awards (the “STI Shift Awards”) granted in 2010. (The STI Shift Awards were performance-based incentives, granted from 2008 through 2010, that were paid 50% in cash and 50% in RSUs or, at the election of the NEO, 100% in RSUs.) Further information regarding the 2012 awards is included in the “2012 Grants of Plan-Based Awards” and “2012 Outstanding Equity Awards at Fiscal Year-End” tables elsewhere in this Proxy Statement. The grant date fair values of the RSUs reflected in this column are the target payouts. The PSA values represent the target payouts based on the probable outcome of the performance condition, determined as of the closing stock price on February 23, 2012. The maximum potential values of the PSAs granted in 2012 (assuming a stock price of $21.03) would be as follows: Mr. Read—$6,441,784; Mr. D’Amelio—$1,783,890; Dr. Dolsten—$1,783,890; Ms. Schulman—$1,387,476; and Mr. Germano—$1,387,476. Information related to the performance-based award program is included in “Performance Share Awards (PSAs)” elsewhere in this Proxy Statement. The 2011 and 2010 PSA grant date fair values have been determined using the Monte Carlo Simulation model based on the assumptions set forth in the Company’s 2011 Financial Report (Note 13, Share-Based Payments).

(3)

The amounts shown in this column represent the grant date fair values of the TSRUs awarded in 2012, 2011 and 2010. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2012 Financial Report (Note 13, Share-Based Payments).

(4)

The amounts shown in this column represent annual cash incentive awards made to the NEOs under the GPP. Further information regarding the 2012 awards is included in the “2012 Annual Cash Incentive Awards” table elsewhere in this Proxy Statement.

(5)

The amounts shown in this column represent pension accruals for 2012. The 2012 pension accrual amounts represent the difference between the December 31, 2012 and December 31, 2011 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Retirement Plan and Supplemental Retirement Plan, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. The 2010 amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service equal to or greater than 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement. Further information regarding pension plans is included in the “2012 Pension Benefits Table” later in this Proxy Statement.

(6)

The amounts shown in this column represent the sum of matching contributions made by the Company under its Savings Plan and Supplemental Savings Plan (or, for Dr. Dolsten and Mr. Germano, matching contributions for 2010 and 2011 under the Wyeth Savings Plan and Supplemental Employee Savings Plan) and the incremental cost to the Company of perquisites received by the NEOs. The Supplemental Savings Plans are non-qualified retirement savings plans that are discussed in more detail in the “2012 Non-Qualified Deferred Compensation” table later in this Proxy Statement. Additional information regarding 2012 perquisites is provided under “Perquisites” elsewhere in this Proxy Statement.

(7)	Ms. Schulman was not an NEO for 2010.

70	2013 PROXY STATEMENT

COMPENSATION TABLES

The following Grants of Plan-Based Awards Table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during 2012. The long-term incentive awards were made under the 2004 Stock Plan, as amended and restated, and are described in the CD&A section “Elements of Executive Compensation.”

2012 Grants of Plan-Based Awards Table

Name (A)	Grant Date (B)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Thres- hold ($) (C)	Target ($) (D)	Maximum ($) (E)	Thres- hold (#) (F)	Target(1) (#) (G)	Maximum (#) (H)	All Other Stock Awards: Number of Shares or Units(1) (#) (I)	All Other TSRU Awards: Number of Securities Underlying TSRUs(1) (#) (J)	Exercise Or Base Price of TSRU Awards ($/Sh) (K)	Grant Date Fair Value of Stock and TSRUs(2) ($) (L)
I. Read	2/23/2012								788,835	21.03	3,234,224
									668,724	21.03	3,263,373
								153,157			3,220,892
		0	2,639,300	5,278,600	0(3)	153,157(3)	306,314(3)				3,220,892
F. D’Amelio	2/23/2012								218,447	21.03	895,633
									185,185	21.03	903,703
								42,413			891,945
		0	1,147,500	2,295,000	0(3)	42,413(3)	84,826(3)				891,945
M. Dolsten	2/23/2012								218,447	21.03	895,633
									185,185	21.03	903,703
								42,413			891,945
		0	1,147,500	2,295,000	0(3)	42,413(3)	84,826(3)				891,945
A. W. Schulman	2/23/2012								169,903	21.03	696,602
									144,033	21.03	702,881
								32,988			693,738
		0	936,400	1,872,800	0(3)	32,988(3)	65,976(3)				693,738
G. Germano	2/23/2012								169,903	21.03	696,602
									144,033	21.03	702,881
								32,988			693,738
		0	936,400	1,872,800	0(3)	32,988(3)	65,976(3)				693,738

(1)

The PSA and RSU award values were converted to units using the closing stock price of $21.22 on February 21, 2012; the 5-Year and 7-Year TSRU award values were converted using $4.12 and $4.86, respectively, the estimated values using the Monte Carlo Simulation model as of February 21, 2012. PSAs and RSUs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled five and seven years from the grant date, respectively.

(2)

The amounts shown in this column represent the award values as of the grant date. The values for the RSUs, PSAs, 5-Year and 7-Year TSRUs are shown at the respective fair values of $21.03, $21.03, $4.10 and $4.88, as of February 23, 2012.

(3)

The amounts represent the threshold, target, and maximum share payouts under our Performance Share Award Program for the January 1, 2012—December 31, 2014 performance period. The payment for threshold performance is 0%.

2013 PROXY STATEMENT	71

COMPENSATION TABLES

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2012.

2012 Outstanding Equity Awards at Fiscal Year-End Table

Name (A)		Option/SAR/TSRU Awards(2)							Stock Awards(2)
Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised Options Exercisable (#) (B)	Number of Securities Underlying Unexercised Options Unexercisable (#) (C)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised SARs/ TSRUs Unvested (#) (C)	Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)(D)	Option/ SAR/ TSRU Exercise Price ($) (E)	Option/ SAR/TSRU Expi- ration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)	Market Value of Shares or Units of Stock That Have Not Vested ($) (H)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (L)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (J)
I. Read
2/27/2003		120,000					29.33	2/26/2013
2/26/2004		140,000					37.15	2/25/2014
2/24/2005		145,000					26.20	2/23/2015
2/23/2006		193,000					26.20	2/22/2016
2/22/2007		250,000					25.87	2/21/2017
9/28/2007		25,000					24.43	9/27/2017
2/28/2008				168,739			22.55	2/28/2013
2/26/2009				223,881			12.70	2/26/2014
10/30/2009				54,585			17.03	10/30/2014
2/25/2010					197,072		17.69	2/25/2015	54,504	1,366,960
2/25/2010	(3)								40,488	1,015,439
2/24/2011					584,112		18.90	2/24/2016	141,787	3,556,018
2/24/2011	(4)				483,559		18.90	2/24/2018	29,775	746,757
2/24/2011	(5)				420,000		20.90	2/24/2018
2/23/2012					788,835		21.03	2/23/2017	157,466	3,949,247
2/23/2012					668,724		21.03	2/23/2019
1/1/2010-12/31/2012											48,747	1,222,575
1/1/2011-12/31/2013											132,345	3,319,213
1/1/2012-12/31/2014											153,157	3,841,178
F. D’Amelio
9/28/2007		292,000					24.43	9/27/2017
2/28/2008				168,739			22.55	2/28/2013
2/26/2009				223,881			12.70	2/26/2014
10/30/2009				65,502			17.03	10/30/2014
2/25/2010					197,072		17.69	2/25/2015	54,504	1,366,960
2/25/2010	(3)								40,488	1,015,439
2/24/2011					210,280		18.90	2/24/2016	51,043	1,280,158
2/24/2011	(4)				174,081		18.90	2/24/2018	29,775	746,757
2/23/2012					218,447		21.03	2/23/2017	43,606	1,093,638
2/23/2012					185,185		21.03	2/23/2019
1/1/2010-12/31/2012											48,747	1,222,575
1/1/2011-12/31/2013											47,644	1,194,912
1/1/2012-12/31/2014											42,413	1,063,718
M. Dolsten
2/25/2010					146,396		17.69	2/25/2015	40,488	1,015,439
2/24/2011					210,280		18.90	2/24/2016	51,043	1,280,158
2/24/2011	(4)				174,081		18.90	2/24/2018	22,119	554,745
2/23/2012					218,447		21.03	2/23/2017	43,606	1,093,638
2/23/2012					185,185		21.03	2/23/2019
1/1/2010-12/31/2012											36,212	908,197
1/1/2011-12/31/2013											47,644	1,194,912
1/1/2012-12/31/2014											42,413	1,063,718

72	2013 PROXY STATEMENT

COMPENSATION TABLES

Name (A)		Option/SAR/TSRU Awards(2)							Stock Awards(2)
Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised Options Exercisable (#) (B)	Number of Securities Underlying Unexercised Options Unexercisable (#) (C)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised SARs/ TSRUs Unvested (#) (C)	Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)(D)	Option/ SAR/ TSRU Exercise Price ($) (E)	Option/ SAR/TSRU Expi- ration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)	Market Value of Shares or Units of Stock That Have Not Vested ($) (H)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (L)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (J)
A. W. Schulman
2/26/2009				111,940			12.70	2/26/2014
2/25/2010					84,459		17.69	2/25/2015	23,358	585,819
2/25/2010	(3)								17,129	429,595
2/24/2011					175,234		18.90	2/24/2016	42,537	1,066,828
2/24/2011	(4)				145,068		18.90	2/24/2018	12,761	320,046
2/23/2012					169,903		21.03	2/23/2017	33,916	850,613
2/23/2012					144,033		21.03	2/23/2019
1/1/2010-12/31/2012											20,891	523,946
1/1/2011-12/31/2013											39,704	995,776
1/1/2012-12/31/2014											32,988	827,339
G. Germano
2/25/2010					83,333		17.69	2/25/2015	23,047	578,019
2/24/2011					163,551		18.90	2/24/2016	39,701	995,701
2/24/2011					135,397		18.90	2/24/2018	33,916	850,613
2/23/2012					169,903		21.03	2/23/2017
2/23/2012					144,033		21.03	2/23/2019
1/1/2010-12/31/2012											20,613	516,974
1/1/2011-12/31/2013											37,057	929,390
1/1/2012-12/31/2014											32,988	827,339

(1)	For better understanding of this table, we have included an additional column showing the grant dates of stock options, SARs/TSRUs and RSUs and the associated performance periods for the PSAs.
(2)	Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
2/27/2003	1/3 per year in years 3, 4 and 5
2/26/2004	1/3 per year in years 3, 4 and 5
2/24/2005	1/3 per year in years 3, 4 and 5
2/23/2006	Full vesting after 3 years
2/22/2007	Full vesting after 3 years
9/28/2007	1/3 per year in years 1, 2 and 3—Mr. D’Amelio
9/28/2007	Full vesting after 3 years—Mr. Read

SARs/TSRUs vest and are settled in accordance with the schedule below:

Grant Date	Vesting
2/28/2008	Full Vesting after 3 years and become payable after 5 years
2/26/2009	Full Vesting after 3 years and become payable after 5 years
10/30/2009	Full Vesting after 3 years and become payable after 5 years
2/25/2010	Full Vesting after 3 years and become payable after 5 years
2/24/2011	Full Vesting after 3 years and become payable after 5 years and 7 years
2/23/2012	Full Vesting after 3 years and become payable after 5 years and 7 years

RSUs vest in accordance with the schedule below:

Grant Date	Vesting
2/25/2010	Full vesting after 3 years
2/24/2011	Full vesting after 3 years
2/23/2012	Full vesting after 3 years

(3)	This RSU grant represents the portion paid from the 2009 STI Shift award as RSUs as elected by the executive.
(4)	This RSU grant represents the portion paid from the 2010 STI Shift award as RSUs as elected by the executive.
(5)

Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90, a 25% premium over the market price of our common stock on the date of grant. The other terms of this grant are identical to those described in “Elements of Executive Compensation” above.

2013 PROXY STATEMENT	73

COMPENSATION TABLES

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs on option award exercises and stock/unit award vestings during 2012.

2012 Option Exercises and Stock Vested Table

Name	Option Awards		Restricted Stock/Restricted Stock Units			Performance Shares 2010-2012 Paid February 2013(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld To Cover Taxes (#)	Value Realized on Vesting($)(3)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)
I. Read			152,169	0(2)	3,293,463	85,005	42,969	2,326,587
F. D’Amelio			155,486	71,838	3,377,807	85,005	43,838	2,326,587
M. Dolsten			112,767	0(2)	2,867,687	63,147	32,565	1,728,333
A. W. Schulman	100,000	808,930	38,397	0(2)	813,266	36,430	20,336	997,089
G. Germano			99,501	0(2)	2,530,312	35,946	17,341	983,842

(1)	The PSAs were determined based on relative TSR performance over the 2010-2012 performance period and were paid in February 2013.
(2)

Due to IRC Section 162(m), which applies to our CEO and the NEOs (excluding the CFO), when RSUs vest, the payment of shares is automatically deferred until the earlier of the time it can be reasonably expected that the NEO is no longer subject to IRC Section 162(m) or the January 31st following termination of employment.

(3)

The RSUs vested on February 26, 2012 at $21.18 for Messrs. Read and D’Amelio and Ms. Schulman; and on October 30, 2012, for Messrs. Read, D’Amelio, and Germano and Dr. Dolsten at $25.43. Performance Shares were paid on February 28, 2013 at $27.37.

74	2013 PROXY STATEMENT

COMPENSATION TABLES

The following 2012 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs under the Pfizer Consolidated Pension Plan (the “Retirement Plan”), which retains both the Pfizer and legacy company pension formulas, including the Pfizer Retirement Annuity Plan (the “PRAP”), the Wyeth Retirement Plan United States (the “Wyeth Retirement Plan”), the related non-funded legacy Pfizer Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the non-funded legacy Wyeth Supplemental Executive Retirement Plan (the “Wyeth Supplemental Retirement Plan”) (collectively, the “Supplemental Plans”). Pension benefits earned in 2012 for all eligible U.S.- and Puerto Rico-based employees, including the NEOs were provided under the Pfizer pension formula.

2012 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Age 65 Single- Life Annuity Payment ($)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2012 ($)	Lump Sum Value ($)(2)
I. Read(3)	Retirement Plan	34	132,686	2,035,920	–	132,686	2,041,230
	Supplemental Plan		2,093,440	32,505,920	–	2,093,440	32,205,344
F. D’Amelio	Retirement Plan	5	20,487	162,475	–	8,195	–
	Supplemental Plan(4)		475,576	3,863,130	–	190,230	–
M. Dolsten(5)	Retirement Plan	4	19,558	174,889	–	–	–
	Supplemental Plan		155,367	1,428,423	–	–	–
A. W. Schulman	Retirement Plan	4	17,602	126,042	–	–	–
	Supplemental Plan		133,056	983,114	–	–	–
G. Germano(5)	Retirement Plan	25	110,255	934,298	–	–	–
	Supplemental Plan		621,727	5,400,930	–	–	–

(1)	The present value of these benefits is based on the December 31, 2012 assumptions as shown below, used in determining our annual pension expense for fiscal 2013.
(2)	These amounts reflect the values of annuities if paid as a lump sum benefit as of January 1, 2013; as indicated above only for NEOs eligible to retire as of that date.
(3)

The amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement.

(4)

Under the terms of Mr. D’Amelio’s offer letter, he received an additional six years of benefit accrual service for pension purposes upon his completion of five years of service in 2012. The amounts shown above include $262,622 in the Supplemental Plan Age 65 Single-Life Annuity Payment and $1,757,738 in the Supplemental Plan Present Value of Accumulated Benefits, both of which are attributable to the additional six years of service.

(5)

Prior to 2012, the retirement benefits for Dr. Dolsten and Mr. Germano were based on the provisions of the Wyeth Retirement Plan formula of the Pfizer Consolidated Pension Plan and the Wyeth Supplemental Retirement Plan. Under the terms of Dr. Dolsten’s and Mr. Germano’s offer letters, Pfizer will provide a pension make-up equal to the difference between $49,728 and $547,000, respectively (per year), and the respective straight-life pension plan annuities payable from the plans.

The Retirement Plan

The Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including the NEOs.

Retirement Plan (PRAP formula) and Supplemental Retirement Plan

Benefits under the Retirement Plan (PRAP formula) are based on the employee’s years of service and highest average earnings for a five calendar-year period and are payable after retirement in the form of an annuity or a lump sum.

Benefits under the Retirement Plan are calculated as an annuity equal to the greater of:

●	1.4% of the employee’s highest final average earnings for a five-year calendar period multiplied by years of service; and

●	1.75% of such earnings less 1.5% of the primary Social Security benefit multiplied by years of service.

Years of service under these formulas cannot exceed 35.

Compensation covered by the Retirement Plan and the related Supplemental Plan for 2012 equals the sum of the amounts set forth for 2012 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2012 Summary Compensation Table. Mr. Read’s covered compensation also includes restricted stock awards granted on or prior to April 26, 2001 and any performance-based share awards granted for performance periods beginning before January 1, 2001. After the payment of the awards for the five-year period ended December 31, 2004, no further restricted stock or performance-based share awards are included in the determination of pensions under the Retirement Plan or the Supplemental Retirement Plan.

For Dr. Dolsten and Mr. Germano, pension benefits earned prior to 2012 were provided under the Wyeth plans. Benefits under the Wyeth plan formula are calculated as an annuity equal to 2% of the employee’s final average pension earnings (salary and bonus paid during the year), less 1/60th of the annual primary Social Security benefit multiplied by years of credited service. The employee’s final average pension earnings are based on the five-highest years of earnings within the last 10 years of service and are payable after retirement in the form of an annuity or a lump sum.

2013 PROXY STATEMENT	75

COMPENSATION TABLES

General

Contributions to the Retirement Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid.

The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2012, the annual limitation was $250,000. The Retirement Plan currently limits pensions paid under the Retirement Plans to an annual maximum in 2012 of $200,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that may be paid under the Retirement Plan and the amount that would have been paid in the absence of these IRC limits. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and funded trusts to secure obligations to make payments under the Supplemental Plans.

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2012 in the following table, which were used in developing our financial statement disclosures:

Pension Plan Assumptions(1)

Assumptions As Of	12/31/2010	12/31/2011	12/31/2012
Discount Rate	5.90% for qualified pension plans, 5.80% for non-qualified pension plans	5.10% for qualified pension plans, 5.00% for non-qualified pension plans	4.30% for qualified pension plans, 3.90% for non-qualified pension plans
Lump Sum Interest Rate

2.00% for annuity payments expected to be made during first 5 years; 5.20% for payments made between 5 and 20 years; and 6.50% for payments made after 20 years prior to reflecting the 5-year phase in from GATT 30-year Treasury rate of 4.40%. For legacy Wyeth 3.25%

1.90% for annuity payments expected to be made during first 5 years; 4.30% for payments made between 5 and 20 years; and 5.10% for payments made after 20 years. For legacy Wyeth 3.25%

For legacy Pfizer, rates based on implied forward rates developed from the December 2012 full yield curve published by the IRS in January 2013. For legacy Wyeth,125% of the conversions used for legacy Pfizer

Percent Electing Lump Sum	80%/70%(2) - Pfizer 85% - Wyeth	80%/70%(2) - Pfizer 85% - Wyeth	80%/70%(2) - Pfizer 85% - Wyeth
Mortality Table for Lump Sums

For legacy Pfizer, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years). For legacy Wyeth, Unisex 1994 Group Annuity Mortality Table, blended 50% Male and 50% Female

For legacy Pfizer, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years). For legacy Wyeth, Unisex 1994 Group Annuity Mortality Table blended 50% Male and 50% Female

For legacy Pfizer and Wyeth, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)
Mortality Table for Annuities	Separate annuitant and non-annuitant rates for the 2011 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2012 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2013 plan year, as set forth in regulation 1.412(l)(7)-1

(1)	These assumptions are also used to determine the change in pension value in the 2012 Summary Compensation Table.
(2)	80% relates to the Retirement Plan and 70% relates to the Supplemental Plan. Only applies to the extent the executive is eligible to receive a lump sum.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2012 Pension Benefits Table. The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming retirement. We have also added a column showing the immediately payable pension benefit as well as a column showing the lump sum value of that benefit for those NEOs who meet the retirement criteria under the Plans. Lump sum interest rates as of January 1, 2013 are 1.02% for annuity payments expected to be made during the first 5 years, 3.71% for payments between 5 and 20 years, and 4.67% for payments made after 20 years.

Early Retirement Provisions

Under the Retirement Plan and Supplemental Retirement Plans, the normal retirement age is 65. Under the Retirement Plan (PRAP formula), if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or a lump sum that is unreduced under the terms of the Retirement Plan or the Supplemental Retirement Plan for early payment. Mr. Read attained this milestone during 2010. If an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Retirement Plan, that participant may elect to receive an annuity starting on or after age 55, reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available.

76	2013 PROXY STATEMENT

COMPENSATION TABLES

Board Policy on Pension Benefits for Executives

The Board has a policy providing that it will seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings include salary earned during the year and annual cash incentives (or bonus) earned for the year.

2012 Non-Qualified Deferred Compensation Table(1)

The following Non-Qualified Deferred Compensation Table summarizes activity during 2012 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans and programs permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Non-Funded Deferred Compensation and Supplemental Savings Plan (“PSSP”), the GPP, PSAs, STI Shift Awards, the Wyeth Supplemental Employee Savings Plan (the “Wyeth SESP”) and the Wyeth DCP. Other than the matching contributions (and the earnings thereon) in the PSSP and the Wyeth SESP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts. The PSSP and the Wyeth SESP are non-qualified supplemental savings plans that provide for the deferral of compensation that otherwise could have been deferred under the related tax-qualified 401(k) plans but for the application of certain IRC limitations and for Company matching contributions based on the executive’s contributions.

Name	Plan(2)	Executive Contributions In 2012 ($)	Pfizer Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/12 ($)
I. Read	PSSP	299,250	224,438	547,610	–	3,355,870
	Deferred GPP	–	–	–	–	–
	Deferred PSA	–	–	780,972	–	4,600,348
	Deferred RSU(3)	3,293,463	–	1,047,321	–	6,430,273
	Total:	3,592,713	224,438	2,375,903	–	14,386,491
F. D’Amelio	PSSP	144,525	108,394	188,135	–	1,372,560
	Deferred GPP	–	–	–	–	–
	Deferred PSA	–	–	–	–	–
	Total:	144,525	108,394	188,135	–	1,372,560
M. Dolsten	PSSP	52,350	39,263	5,173	–	96,785
	Wyeth SESP	–	–	14,439	–	178,371
	Deferred GPP	–	–	–	–	–
	Deferred RSU(3)	2,867,687	–	(39,491)	–	2,828,196
	Total:	2,920,037	39,263	(19,879)	–	3,103,352
A. W. Schulman	PSSP	–	–	51,441	–	415,408
	Deferred GPP	–	–	–	–	–
	Deferred RSU(3)	813,266	–	177,238	–	990,504
	Deferred STI Shift Award	–	–	8,979	–	307,340
	Total:	813,266	–	237,658	–	1,713,252
G. Germano	PSSP	38,625	28,969	3,583	–	71,177
	Wyeth SESP	–	–	37,998	–	357,315
	Deferred GPP	–	–	–	–	–
	Deferred RSU(3)	2,530,312	–	(34,827)	–	2,495,485
	Wyeth DCP	–	–	70,116	(122,353)	796,325
	Total:	2,568,937	28,969	76,870	(122,353)	3,720,302

(1)

Contribution amounts reflected in this table are and have been reflected in the 2012 Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the 2012 Summary Compensation Table and were not reflected in prior years’ summary compensation tables.

(2)

The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2012 Summary Compensation Table,” as well as annual incentive awards paid in 2012, previously reported. For Dr. Dolsten and Mr. Germano, annual incentive awards paid in 2012 were not eligible for inclusion in the PSSP or the Wyeth SESP.

(3)

Represents RSU awards vested on either February 26, 2012 or October 30, 2012 that were mandatorily deferred due to IRC Section 162(m). Further information regarding the RSU vesting is reported in the “2012 Option Exercises and Stock Vested” table.

2013 PROXY STATEMENT	77

COMPENSATION TABLES

Pfizer Savings Plans

The Company provides the Savings Plan to U.S.-based employees of the Company and the PSSP to employees who meet the eligibility requirements. Contribution amounts are reflected in the 2012 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Earnings have not been included. These plans are described below.

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 20% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts. “Regular earnings” for the Savings Plan include both salary and bonus. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and fifty cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions generally are invested in our common stock. Plan participants have the ability to immediately diversify the matching contribution investments.

Savings plan benefits earned in 2012, for all eligible U.S.- and Puerto Rico-based employees, including the NEOs, were provided under the Pfizer plan match. Prior to 2012, Dr. Dolsten and Mr. Germano participated in a legacy Wyeth plan formula that allowed contributions up to 50% of base salary on a before-tax or after-tax basis. The legacy Wyeth plan provided a match equal to fifty cents for each dollar contributed by participating employees on the first 6% of their base pay, for a total benefit of 3% of base pay. No matching contributions were made on the annual incentives paid to Dr. Dolsten and Mr. Germano in 2012, which were earned in 2011 under the Wyeth plan formula.

Pursuant to tax law limitations, effective for 2012, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $50,000 per year. “Additions” include matching contributions, before-tax contributions, Roth 401(k) contributions and after-tax contributions.

The tax law limits the amounts that may be allocated to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the Savings Plan. The 2012 maximum before-tax and Roth 401(k) contribution limit was $17,000 per year (or $22,500 per year for eligible participants age 50 and over). In addition, no more than $250,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

The PSSP is intended to pay, out of the general assets of the Company, an amount substantially equal to the difference between the amount that would have been allocated to an employee’s account as before-tax contributions, our matching contributions and the amount actually allocated under the Savings Plan if the limits described in the preceding paragraph did not exist. Under the PSSP, participants can elect to defer up to 20% of eligible wages on a before-tax basis. Generally, under the PSSP, participants can elect to receive payments as a lump sum or in one to twenty annual installments following termination from service. Participants who do not make an election receive lump sum payments. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the PSSP.

In addition, prior to 2012, Dr. Dolsten and Mr. Germano participated in the Wyeth SESP, a non-funded, non-qualified supplemental savings plan under which eligible participants could elect to defer up to 6% of eligible wages on a before-tax basis. For eligible legacy Wyeth employees (including Dr. Dolsten and Mr. Germano) participation in the Wyeth SESP was frozen on December 31, 2011 and, effective January 1, 2012, eligible legacy Wyeth employees (including Dr. Dolsten and Mr. Germano) began participating in the PSSP. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the Wyeth SESP.

Amounts deferred, if any, under the PSSP by the NEOs for 2012 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2012 Summary Compensation Table. In the Non-Qualified Deferred Compensation table, PSSP values are shown for each NEO. Executive contributions reflect the percent of salary and bonus the executive has elected to defer under the PSSP. The matching contributions are shown in the “Pfizer Contributions” column of the table. For the NEOs, the Company’s matching contributions under the Savings Plan and the PSSP are shown in the “All Other Compensation” column of the 2012 Summary Compensation Table. The “Aggregate Earnings” column in the above table represents the amount by which the PSSP balances changed in the past fiscal year, net of employee and employer contributions.

78	2013 PROXY STATEMENT

COMPENSATION TABLES

Estimated Benefits Upon Termination

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2012.

Estimated Benefits Upon Various Termination Scenarios

Name	Severance(1) (A) ($)	Other(2) (B)($)	Termination Without Cause		Termination On Change in Control		Death or Disability
			Long-Term Award Payouts(3) (C) ($)	Total (A+B+C) ($)	Long-Term Award Payouts(4) (D) ($)	Total (A+B+D) ($)	Long-Term Award Payouts(5) ($)
I. Read	8,778,600	14,955	31,318,466	40,112,021	44,907,008	53,700,563	44,907,008
F. D’Amelio	2,372,500	19,697	15,416,614	17,808,811	20,963,592	23,355,789	20,963,592
M. Dolsten	2,277,500	19,697	8,000,392	10,297,589	13,362,997	15,660,194	13,362,997
A. W. Schulman	1,861,400	23,071	7,820,606	9,705,077	12,051,960	13,936,431	12,051,960
G. Germano	3,107,754	18,887	5,297,344	8,423,985	9,267,447	12,394,088	9,267,447

(1)

These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks pay plus 3 weeks pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. However, under our Executive Severance Plan, the individual would receive a pro rata portion of his or her targeted award under the GPP in addition to the severance payment.

(2)	These amounts represent the Company cost of 12 months of active employee medical and life insurance coverage.
(3)	These amounts represent the value of long-term incentive awards that vest on termination of employment without cause using our closing stock price of $25.08 on December 31, 2012.
(4)	These amounts represent the value of long-term incentive awards that vest following a change in control using our closing stock price of $25.08 on December 31, 2012.
(5)	These amounts represent the value of long-term incentive awards that vest upon termination of employment due to death or disability using our closing stock price of $25.08 on December 31, 2012.

The NEOs are eligible for the following potential payments upon death, disability, retirement and a change in control, as described below:

Payments Made Upon Disability

Under our Pfizer benefits program, eligible employees, including the NEOs, are provided with Company-paid long-term disability coverage of 50% of total pay, and may buy an increased level of coverage of up to 70% of total pay, subject to a $500,000 annual benefit limit. Health and life insurance benefits are provided for 24 months and Retirement Plan benefits will not continue to accrue to those who begin to receive long-term disability benefits due to an injury or illness incurred on or after January 1, 2012. Under the Long-Term Incentive Program, in the event of disability, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options continue to vest and become exercisable for the full option term, provided the executive remains totally and permanently disabled.

Payments Made Upon Death

Under our Pfizer benefits program, eligible employees, including the NEOs, have the ability to purchase life insurance benefits of eight times pay (subject to evidence of insurability requirements) up to a maximum of $4.0 million. Pfizer provides one times pay with a maximum cap of $2.0 million paid by the Company. The deceased executive’s pension and deferred compensation are also payable in accordance with the plans and the executive’s election.

Under the Long-Term Incentive Program, in the event of death, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are immediately settled; and outstanding stock options are exercisable for the remainder of the option term if the participant is eligible for retirement; if not, the stock options remain exercisable for up to two years.

Payments Made Upon Retirement

Under the Long-Term Incentive Program, if a participant retires (after attaining age 55 with at least 10 years of service) after the first anniversary of the grant date, RSUs are prorated based on service subsequent to the grant date; SARs/TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date; and outstanding stock options are exercisable for the full term of the option. PSAs are prorated at the end of the vesting period if the participant is employed through the first anniversary of grant. If the retirement takes place prior to the first anniversary of the grant date, these long-term awards are forfeited. Based on age and years of service, Mr. Read is the only NEO eligible for retirement treatment and would receive $27,146,466 under his long-term awards as of December 31, 2012 in the event of his retirement.

See “Retirement and Savings Plans” and “Retiree Health Care Benefits” for further information on health care, retirement and savings plan benefits under Pfizer’s plans.

2013 PROXY STATEMENT	79

COMPENSATION TABLES

Payments Made Upon Change in Control

Under the Long-Term Incentive Program, if a participant’s employment is terminated within 24 months following a change in control, PSAs are paid out at target; RSUs are paid in full; unvested SARs/TSRUs vest and are immediately settled; vested SARs/TSRUs are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options are exercisable for the remainder of the option term.

This table provides certain information as of December 31, 2012 with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan Category	(A) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	446,231,745	(1)	$23.30	236,445,318	(2)
Equity compensation plans not approved by security holders	0		N/A	0
Total	446,231,745		$23.30	236,445,318

(1)	This amount includes the following:
	•	369,038,211 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $23.64.
•

9,503,386 shares issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan, as amended and restated (the “2004 Stock Plan”), but not yet earned as of December 31, 2012. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance, in terms of total shareholder return, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•

37,859,980 shares subject to restricted stock units, granted under the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•

21,550,879 non-vested shares and 8,279,289 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted average exercise price of $18.98. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividends accumulated during a 5- and 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.

(2)

This amount represents the number of shares available (236,445,318) for issuance pursuant to stock options and awards that could be granted in the future under the 2004 Stock Plan. Under the 2004 Stock Plan, any option granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a two-to-one basis.

In 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No further grants may be made under any of these plans. As of December 31, 2012, under the Pharmacia 2001 Long-Term Incentive Plan, 13,916,505 shares of Pfizer common stock were issuable upon the exercise of outstanding stock options at a weighted average exercise price of $33.38. Information regarding these options is not included in the above table.

In 2000, Pfizer acquired Warner-Lambert Company and assumed the obligation to use 190,685 shares of Pfizer common stock pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding these shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the “MIP Plan”); pursuant to which no subsequent awards have been or will be made. As of December 31, 2012, 67,344 Pfizer shares were issuable in settlement of the participants’ accounts, which will be delivered upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

80	2013 PROXY STATEMENT

COMPENSATION TABLES

FINANCIAL MEASURES

The following table contains reconciliations of 2012 and 2011 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Financial Results for Annual Incentive Purposes” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budget exchange rates as of January 18, 2012 and therefore are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2012 Financial Report.

Financial Measures

(Billions, except per common share data)	2012	2011
GAAP Revenues	$59.0	$65.3
Foreign exchange impact relative to rates in effect for budget purposes	0.2	(0.4)
Non-GAAP Revenues for Annual Incentive purposes	$59.2	$64.9

GAAP Diluted EPS*	$1.94	$1.27
Purchase accounting adjustments—net of tax	0.48	0.64
Acquisition-related costs—net of tax	0.10	0.19
Discontinued operations—net of tax	(0.68)	(0.21)
Certain significant items—net of tax	0.35	0.38
Non-GAAP Adjusted diluted EPS*	$2.19	$2.27
Foreign exchange impact relative to rates in effect for budget purposes	0.05	(0.02)
Exclusion of non-recurring items	0.02	(0.02)
Non-GAAP Adjusted diluted EPS for Annual Incentive purposes	$2.26	$2.23

*	For a full reconciliation of adjusted diluted EPS, see the 2012 Financial Report. EPS amounts may not add due to rounding.

2013 PROXY STATEMENT	81

Requirements for Submitting Proxy Proposals and Nominating Directors

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2014 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 14, 2013. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, a shareholder must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at an Annual Meeting of Shareholders (other than a shareholder proposal submitted under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2014 Annual Meeting on the first to occur of:

●

if the 2014 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 25, 2013), not less than 90 days nor more than 120 days in advance of the anniversary of the 2013 Annual Meeting; and

●	10 days following the date on which notice of the date of the 2014 Annual Meeting is mailed or the public disclosure of the date of the 2014 Annual Meeting is made.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2014 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 26, 2013 and January 25, 2014. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the Meeting.

The nomination must contain the following information about the nominee (amongst other information, as specified in the By-laws):

●	name;

●	age;

●	business and residence addresses;

●	principal occupation or employment;

●	the class and number of shares of Pfizer stock owned (beneficially and of record) by the nominee;

●

the information that would be required under the rules of the SEC in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and

●	a signed consent of the nominee to serve as a Director of the Company, if elected.

Notice of a proposed item of business must include (amongst other information, as specified in the By-laws):

●	a brief description of the substance of, and the reasons for conducting, such business at such Meeting; and

●	as to the shareholder proponent and the beneficial owner, if any, on whose behalf the proposal is being made:

● the name and address of each such person and of any holder of record of the shareholder proponent’s shares as they appear on our records;

● the class and number of all shares of Pfizer stock owned by each such person (beneficially and of record) (with supporting documentation where appropriate);

● any material interest of each such person, or any affiliates or associates of each such person, in such business; and

●

any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Any person considering introducing a nomination or other item of business should carefully review our By-laws.

82	2013 PROXY STATEMENT

Other Business

The Board is not aware of any matters that are expected to come before the 2013 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures described above under “Requirements for Submitting Proxy Proposals and Nominating Directors.”

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free within the U.S., U.S. territories and Canada. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

2013 PROXY STATEMENT	83

ANNEX 1

PFIZER INC.

CORPORATE GOVERNANCE PRINCIPLES

Role and Composition of the Board of Directors

1.      General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2.      Succession Planning. The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3.      Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board of Directors; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director.

4.      Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5.      Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

6.      Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business, are among the most significant criteria. Final approval of a candidate is determined by the full Board.

7.      Voting for Directors. In accordance with the Corporation’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

i

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8.      Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board.

9.      Former Chief Executive Officer as Director. Upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10.      Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11.      Director Compensation. The Corporate Governance Committee shall periodically review the compensation of non-employee Directors.

12.      Ownership Requirement. Each non-employee Director is required to hold at least $550,000 worth of Pfizer stock while serving as a Director of the Company. A Director’s holdings include units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement.

13.      Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14.      Annual Board and Committee Self-Evaluation. The Board (under the supervision of the Corporate Governance Committee) and each Committee will conduct a self-evaluation of their performance at least annually.

15.      Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual renomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16.      Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these Committees is rotated from time to time. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries. The Board also will apply any heightened independence standards applicable to members of those Committees pursuant to NYSE requirements.

17.      Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18.      Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19.      Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

20.      Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21.      Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Board Functions

22.      Agenda. The Chief Executive Officer, with approval from the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23.      Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24.      Board Meetings. At the invitation of the Board, members of senior management recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25.      Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26.      Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

Committee Functions

27.      Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

28.      Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

29.     Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

Policy on Poison Pills

30.      Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

31.     These principles are reviewed by the Board at least annually.

Pfizer Inc. 235 East 42nd Street New York, NY 10017-5755 (212) 733-2323 www.pfizer.com ©Pfizer 2013. All rights reserved.

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C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
• Go to www.investorvote.com/PFE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Annual Meeting Notice & Admission Ticket	1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the
2013 Annual Meeting of Pfizer Inc. Shareholders to be held on April 25, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet or by mail. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. These materials are available at:

www.investorvote.com/PFE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/PFE.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 15, 2013 to facilitate timely delivery.

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Annual Meeting Notice & Admission Ticket

2013 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 25, 2013
8:30 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

The proposals to be voted on at the meeting, and the recommendations of the Board of Directors, are listed below.

The Board of Directors recommends a vote “FOR” the following proposals:
1.	Election of Directors:

Dennis A. Ausiello, M. Anthony Burns, W. Don Cornwell, Frances D. Fergusson, William H. Gray, III, Helen H. Hobbs, Constance J. Horner, James M. Kilts, George A. Lorch, Suzanne Nora Johnson, Ian C. Read, Stephen W. Sanger, Marc Tessier-Lavigne

2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2013
3.	Advisory approval of executive compensation

The Board of Directors recommends a vote “AGAINST” the following proposals:
4.	Shareholder proposal regarding executive equity retention
5.	Shareholder proposal regarding action by written consent

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of the current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.investorvote.com/PFE and follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à

Telephone – Call at 1-866-641-4276 or 1-781-575-4581 for outside the USA, US territories and Canada and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive paper copies for future meetings.

à

Email – Send an email to investorvote@computershare.com with “Proxy Materials Pfizer Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive paper copies for future meetings.

To facilitate timely delivery, all requests for paper copies of proxy materials must be received by April 15, 2013.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:30 a.m., Eastern Daylight Time, on April 25, 2013.

Vote by Internet
• Go to www.investorvote.com/PFE
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.

Vote by telephone

• Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
• Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	1234 5678 9012 345

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	The Board of Directors recommends votes “FOR” the listed nominees and “FOR” Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Dennis A. Ausiello	☐	☐	☐	06 - Helen H. Hobbs	☐	☐	☐	10 - Suzanne Nora Johnson	☐	☐	☐

02 - M. Anthony Burns	☐	☐	☐	07 - Constance J. Horner	☐	☐	☐	11 - Ian C. Read	☐	☐	☐

03 - W. Don Cornwell	☐	☐	☐	08 - James M. Kilts	☐	☐	☐	12 - Stephen W. Sanger	☐	☐	☐

04 - Frances D. Fergusson	☐	☐	☐	09 - George A. Lorch	☐	☐	☐	13 - Marc Tessier-Lavigne	☐	☐	☐

05 - William H. Gray, III	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2013	☐	☐	☐	3.	Advisory approval of executive compensation	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Proposals 4 and 5.

		For	Against	Abstain			For	Against	Abstain
4.	Shareholder proposal regarding executive equity retention	☐	☐	☐	5.	Shareholder proposal regarding action by written consent	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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Admission Ticket
2013 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 25, 2013
8:30 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week; until 7:30 a.m., Eastern Daylight Time, on April 25, 2013.

(If you vote on the Internet or by telephone, you do not need to mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by email, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

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2013 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors

The undersigned appoints Ian C. Read, Amy W. Schulman and Matthew Lepore and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 27, 2013, at the Annual Meeting of Shareholders to be held on April 25, 2013 at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, or any adjournment or postponement.

If you, the undersigned, are a Company employee or retiree, this card will also be used to provide voting instructions to the Trustee for any shares of common stock of Pfizer Inc. held in the Pfizer Savings Plan, or any other employee benefit plan or trust on the record date, as set forth in the Notice of 2013 Annual Meeting and Proxy Statement. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m. EDT, on April 23, 2013.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSALS 4 AND 5 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

C	Non-Voting Items
Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE.	+